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                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER



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================================================================================

                          AGREEMENT AND PLAN OF MERGER


                                      among


                                NEW FOCUS, INC.,
                             a Delaware corporation,


                          JCA ACQUISITION CORPORATION,
                            a California corporation,


                              JCA TECHNOLOGY, INC.,
                            a California corporation,


                                   JAMES CHAO,
                                 an individual,


                                       and


                           each of the SHAREHOLDERS of
                   JCA TECHNOLOGY, INC. set forth on Exhibit A


                          Dated as of October 25, 2000

================================================================================



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                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 25, 2000, is entered into by and among New Focus, Inc., a Delaware corporation ("Parent"), JCA Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), JCA Technology, Inc., a California corporation (the "Company"), James Chao (the "Principal Shareholder") and each of the other shareholders of the Company set forth on Exhibit A hereto (together with the Principal Shareholder, the "Company Shareholders"). Parent, Merger Sub, the Company, the Principal Shareholder and the Company Shareholders are sometimes referred to herein, individually, as a "Party," and, collectively, as the "Parties."


                                    RECITALS

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the merger of Merger Sub with and into the Company upon the terms and conditions set forth in this Agreement (the "Merger") is advisable, fair to and in the best interests of their respective companies and shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have approved the Merger;

        WHEREAS, each of the Company Shareholders owns that number of shares of Common Stock (as defined below) set forth opposite his or her name on Exhibit A, which shares in the aggregate constitute all of the issued and outstanding shares of capital stock of the Company;

        WHEREAS, as consideration for, and an inducement to, Parent and Merger Sub to enter into this Agreement, the Principal Shareholder has concurrently entered into a Support Agreement in the form attached hereto as Exhibit B (the "Support Agreement"); and

        WHEREAS, for United States Federal income tax purposes, it is intended that the Merger qualify as a reorganization, and this Agreement constitute a plan of reorganization, within the meaning of Section 368(a) of the Code (as defined hereinafter).


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:



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                                   ARTICLE I.
                                   DEFINITIONS

        For purposes of this Agreement, the term:

                "Acquisition Proposal" shall mean, with respect to the Company, any proposal or offer from any Person (other than Parent or any of its Affiliates) relating to any (a) direct or indirect acquisition or purchase of a business of the Company that constitutes 15% or more of the net revenues, net income or Assets of the Company, (b) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the capital stock of the Company, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company.

                "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or suit, litigation, proceeding, arbitration, audit or investigation by or before any Governmental Entity.

                "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

                "Ancillary Agreements" shall mean the Escrow Agreement, the Agreement of Merger, the Support Agreement, each Non-Competition Agreement, the Lock-up Agreement, the officers' certificates delivered pursuant to Sections 7.2(c) and 7.3(c), and each employment agreement provided for in Section 6.11.

                "Assets" shall mean, with respect to any Person, the right, title and interest of such Person, in their properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

                (a) all Contracts;

                (b) all Fixtures and Equipment;

                (c) all Facilities;

                (d) all inventory;

                (e) all Books and Records;

                (f) all Proprietary Rights;

                (g) all Permits;



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                (h) all return and other rights under or pursuant to all
warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

                (i) all cash, accounts receivable, deposits and prepaid expenses; and

                (j) all goodwill.

                "Average Stock Price" shall mean the average of the Daily Per Share Prices for the ten consecutive trading days ending on the trading day two days prior to the date on which such price is to be determined.

                "Benefit Arrangement" shall mean any employment, consulting or severance arrangement or policy and each plan, arrangement, program, agreement or commitment providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is or has been entered into, maintained, contributed to or required to be contributed to by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability or obligation, and (c) covers any employee, former employee, consultant or director of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                "Blue Sky Laws" shall mean state securities "blue sky laws."

                "Books and Records" shall mean, with respect to any Person, (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the business of such Person and (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to the Assets or the business of such Person, in each case whether maintained as hard copy or stored in computer memory.

                "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in Los Angeles, California.

                "California Securities Law" shall mean the California Corporate Securities Law of 1968, as amended.

                "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., as amended.

                "Certificate" shall mean an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock.

                "CCC" shall mean the California Corporations Code.



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                "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

                "Company Board" shall mean the board of directors of the Company.

                "Company Common Stock" shall mean the common shares, no par value, of the Company.

                "Company Contract" shall mean the following Contracts of the Company :

                (a) all written management, compensation, employment or other Contracts entered into with any executive officer, director or key employee of the Company;

                (b) all Contracts which provide for Liability to the Company in excess of $50,000.00 which are not terminable by the Company on less than 30 days notice;

                (c) all contracts under which the Company has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, obligation or liability, in each case in an amount greater than $50,000.00 and in the aggregate more than $150,000.00;

                (d) all Contracts providing for indemnification of any Person with respect to Liabilities relating to any current or former business of the Company, other than customary indemnification provisions contained in Contracts for the purchase of supplies or the sale of inventory in the ordinary course of business, in an individual amount or potential amount greater than $50,000.00 or in the aggregate more than $100,000.00;

                (e) all Contracts under which the Company has directly or indirectly guaranteed any Liabilities of any Person in an individual amount or potential amount greater than $50,000.00 or in the aggregate more than $150,000.00;

                (f) all Contracts which limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or which limit the ability of the Company with respect to the development, manufacture, marketing, sale or distribution of, or other rights with respect to, any products or services;

                (g) all Contracts concerning a partnership, joint venture or joint development;

                (h) all Contracts relating to acquisitions or dispositions of any business or product line;

                (i) all material Contracts pursuant to which the Company has agreed to pay a rebate other than any such Contracts entered in the ordinary course of business consistent with past practice;



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                (j) all material Contracts pursuant to which the Company has licensed from or to a third party any Proprietary Rights (except any such agreements relating to commercially available off the shelf software);

                (k) all Contracts providing for or granting an Encumbrance upon any material Asset of the Company (other than a Permitted Encumbrance);

                (l) all Contracts providing for or containing confidentiality and non-disclosure obligations (other than standard non-disclosure forms signed by employees generally, copies of which have been provided to the Purchaser); and

                (m) all other material Contracts.

                "Company Shareholder Representative" shall mean James Chao, an individual, until such time as he resigns or his successor is appointed in accordance with Section 2.15 hereof.

                "Contracts" means, with respect to any Person, all agreements, contracts, obligations, binding commitments and binding arrangements (a) to which such Person is a party, (b) under which such Person has any rights, (c) under which such Person has any Liability or (d) by which such Person or any Asset of such Person is bound, including, in each case, all amendments, modifications and supplements thereto.

                "Daily Per Share Price" shall mean, for any trading day, the last reported sale price per share of Parent Common Stock as reported on the NASDAQ National Market (or such successor exchange upon which the Parent Common Stock is listed) for that day.

                "Damages" shall mean the amount of any loss, claim, demand, liability, obligations, damage, diminution in value, deficiency, assessment, judgment, penalty, cost or expense (including reasonable attorneys' fees, accountants' and other experts' fees and expenses, incurred in investigating, preparing for or defending against any Action or other legal matters or in asserting, preserving or enforcing a Party's rights hereunder), net of any insurance proceeds or tax benefits received with respect thereto.

                "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans, Welfare Plans and Employment Agreements.

                "Employment Agreements" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee.

                "Encumbrances" shall mean any lien, pledge, option, right of first refusal, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction or encumbrance of third parties.



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                "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to: (a) the preservation or reclamation of natural resources, (b) releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous
Materials; (c) the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; (d) the treatment, storage, disposal or management of Hazardous Materials; (e) exposure to toxic, hazardous or other controlled, prohibited or regulated substances; or
(f) the transportation, release or any other use of Hazardous Materials, including CERCLA, EPCRA, HTMA, RCRA, TSCA, the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

                "EPCRA" shall mean the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq., as amended.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Affiliate" shall mean, with respect to the Company, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of "affiliated service group" with, the Company as defined in Section 414(b) or (c) of the Code or, solely for the purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, as defined in Section 414(m) or
(o) of the Code.

                "Escrow Shares" shall mean that number of shares of Parent Common Stock that is equal to 9% of the aggregate number of Issued Parent Shares received by the Company Shareholders.

                "Excess Expenses" shall mean any fees and expenses, including those of financial advisors, accountants and counsel, incurred by the Company in connection with this Agreement and the transactions contemplated hereby, exceeding the estimated amounts set forth in Section 6.15 of the Company Disclosure Schedule.

                "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "Exchange Ratio" shall mean a fraction (expressed as a decimal and rounded to the nearest ten-thousandth of a share), determined by dividing:

                (a) the number of Issuable Parent Shares; by

                (b) the fully diluted number of shares of Company Common Stock outstanding immediately prior to the Merger after giving effect to the conversion of all



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outstanding options, warrants, and other rights to acquire Company Common Stock, into shares of Company Common Stock.

                "Facilities" shall mean, as to any Person, all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or used by such Person.

                "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or used by such Person and located in, at or upon the Facilities of such Person.

                "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                "Governmental Entities" shall mean all courts, regulatory or administrative agencies, commissions or other governmental authorities, bodies or instrumentalities, domestic or foreign.

                "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under applicable Environmental Laws or the release of which is regulated under applicable Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; a "chemical substance or mixture" as defined in TSCA; crude oil or petroleum products; radioactive materials, including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons; and radon.

                "HTMA" shall mean the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq., as amended.

                "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                "Issuable Parent Shares" shall mean the number of shares of Parent Common Stock obtained by dividing (a) the difference between Six Hundred Million Dollars ($600,000,000) less the amount of the Excess Expenses, by (b) the Average Stock Price as of the Closing Date if such number of Issuable Parent Shares is greater than or equal to 5,234,899 (the "Low Share Number") and less than or equal to 10,469,799 (the "High Share Number"). If such number of Issuable Parent Shares is less than the Low Share Number, the "Issuable Parent Shares" shall mean that number of shares of Parent Common Stock equal to the Low Share Number. If such number of Issuable Parent Shares is greater than the High Share Number, the "Issuable Parent Shares" shall mean that number of shares of Parent Common Stock equal to the High Share Number, subject to Section 8.1(e).



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                "Issued Parent Shares" shall mean that number of Issuable Parent
Shares issued at Closing pursuant to Section 2.7(a) after giving effect to any Cash Election made pursuant to Section 2.7(b).

                "Knowledge" shall mean with respect to any Person, the actual knowledge of such Person after the due inquiry of a prudent individual in similar circumstances. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any of its directors or the following officers or management employees has Knowledge of such fact or other matter:
James Chao, Joanne Chao, Matt Chao, Glen Wasylewski, and Jerad Chao.

                "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

                "Material Adverse Effect" shall mean, with respect to a Person, any event, fact or circumstance that has significant or substantial adverse effect or significant or substantial adverse change in the assets, liabilities, business, operations, results of operations or condition (financial or otherwise) of such Person, taken as a whole, or, if such Person is a Party, on the ability of such Person to consummate the transactions contemplated hereby; provided, however, that any such change or effect related to the economy or securities markets of the United States in general or such Person's industry in general shall not in and of itself constitute, or otherwise be considered in determining whether there exists, a Material Adverse Effect.

                "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 3(37) of ERISA, (a) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability or obligation and (b) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                "Parent Board" shall mean the board of directors of Parent.

                "Parent Common Stock" shall mean the Common Stock, par value $0.001 per share, of Parent.

                "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has been maintained, administered or contributed to or required to be contributed to, or under which the Company or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).



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                "Permits" means all consents, licenses, permits, certificates, variances, exemptions, franchises and other approvals issued, granted, given, or otherwise made available by any Governmental Entity.

                "Permitted Encumbrances" shall mean (a) those Encumbrances that result from all statutory or other liens for Taxes or assessments (1) which are not yet due and payable or (2) the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP; (b) those Encumbrances that result from any cashiers', landlords', workers', mechanics', carriers', materialmen's, suppliers' or repairers' lien and other similar Encumbrances imposed by law or incurred in the ordinary course of business in respect of obligations which are not overdue; (c) those Encumbrances imposed by any law, rule, regulation, ordinance or restriction promulgated by any Governmental Entity, other than those created by agreement with a Governmental Entity; (d) those Encumbrances that result from all leases, subleases or licenses to which the Company is a party; (e) any title exception set forth on Section 1(a) of the Company Disclosure Schedule; and (f) all other Encumbrances which, individually, or in the aggregate, do not detract from or interfere with or impair the use, value or marketability of the Asset subject thereto or affected thereby or the conduct of the Company's business.

                "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

                "Pro Rata Portion to be Paid" shall mean, as to a Company Shareholder, the number of shares of Parent Common Stock determined by multiplying (a) the number of shares of Parent Common Stock to be delivered to the Company Shareholders at the end of the Escrow Period pursuant to the terms of the Escrow Agreement, by (b) a fraction, the numerator of which is (i) the number of shares of Company Common Stock owned by such Company Shareholder immediately prior to the Merger, and the denominator of which is (ii) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Merger held by the Company Shareholders.

                "Pro Rata Portion Withheld" shall mean, with respect the Parent Common Stock issuable to any Company Shareholder, that number of Escrow Shares determined by multiplying (a) the aggregate number of Escrow Shares, by (b) a fraction, the numerator of which is (i) the number of shares of Company Common Stock owned by such Company Shareholder immediately prior to the Merger, and the denominator of which is (ii) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Merger held by the Company Shareholders.

                "Proprietary Rights" shall mean all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications, extensions or renewals for registration thereof, (c) U.S. and foreign copyrights and registrations and applications, extensions or renewals for registration thereof, (d) U.S. and



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foreign mask work rights and registrations and applications, extensions or renewals for registration thereof, (e) trade secrets, (f) inventions, formulae, tools, methods, processes, designs, know-how or other data or information, (g) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (h) World Wide Web addresses, domain names and sites; (i) copies and tangible embodiments of any of the items described in the foregoing (a) through (g) and
(j) licenses of any rights with respect to any of the items described in the foregoing (a) through (i).

                "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended.

                "Representative" shall mean, with respect to any Person, that Person's officers, directors, employees, financial advisors, agents or other representatives.

                "SEC" shall mean the Securities and Exchange Commission.

                "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture, association or other entity, of which (a) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (b) such Person is a general partner, manager or managing member or (c) such Person holds a majority of the equity economic interest.

                "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                "TSCA" shall mean the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., as amended.

                "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (a) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability or obligation and (b) which covers any employee or former



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employee, consultant or director of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                          Table of Other Defined Terms

                                                                            Cross Reference
Terms                                                                        in Agreement
-----                                                                        ------------
2000 Restricted Stock Plan..................................................  Section 6.16
Agreement ..................................................................  Preamble
Agreement of Merger ........................................................  Section 2.3
Balance Sheet...............................................................  Section 3.12(a)
Benefits Date...............................................................  Section 6.13
Cash Consideration..........................................................  Section 2.7(a)
Cash Consideration Requested................................................  Section 2.7(b)
Cash Election...............................................................  Section 2.7(b)
Cash Election Shares........................................................  Section 2.7(b)
Cash Share Price............................................................  Section 2.7(a)
Claim.......................................................................  Section 9.2(c)
Claim Notice................................................................  Section 9.2(c)
Closing ....................................................................  Section 2.2
Closing Date ...............................................................  Section 2.2
COBRA.......................................................................  Section 3.17(a)
Company ....................................................................  Preamble
Company Disclosure Schedule ................................................  Article III
Company Indemnified Parties.................................................  Section 6.7(a)
Company Leased Real Property ...............................................  Section 3.10(c)
Company Owned Real Property ................................................  Section 3.10(b)
Company Shareholders........................................................  Preamble
Competing Proposed Transaction..............................................  Section 6.3
Confidentiality Agreement ..................................................  Section 6.4
Deadline Date...............................................................  Section 6.1(b)
Department..................................................................  Section 6.1(a)
Effective Time .............................................................  Section 2.3
Engagement Letter...........................................................  Section 3.19
Escrow Agent................................................................  Section 2.14
Escrow Agreement............................................................  Section 2.14
Escrow Period...............................................................  Section 2.14
Expenses....................................................................  Section 6.15
Fairness Hearing............................................................  Section 6.1(a)
FMLA........................................................................  Section 3.17(b)
Governmental Approvals .....................................................  Section 6.5(a)
HIPAA.......................................................................  Section 3.17(b)
HSR Act.....................................................................  Section 3.5(b)
Indemnified Party ..........................................................  Section 9.2(c)
Indemnifying Party..........................................................  Section 9.2(c)



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

Insurance Policies..........................................................  Section 3.21(a)
Merger .....................................................................  Recitals
Merger Consideration........................................................  Section 2.7(a)
Merger Sub .................................................................  Preamble
Non-Competition Agreement...................................................  Section 6.14
Notifying Party ............................................................  Section 6.5(a)
Occupancy Agreements........................................................  Section 3.10(b)
Parent......................................................................  Preamble
Parent Disclosure Schedule .................................................  Article IV
Parent SEC Reports..........................................................  Section 4.5
Party or Parties ...........................................................  Preamble
Permit......................................................................  Section 6.1(a)
Permit Application..........................................................  Section 6.1(a)
Proceeding..................................................................  Section 10.10
Reference Balance Sheet.....................................................  Section 3.12(b)
Registration Statement Filing Deadline......................................  Section 6.1(b)
Registration Statement......................................................  Section 6.1(b)
Restricted Stock............................................................  Section 6.16
Restricted Stock Grants.....................................................  Section 6.16
Stock Consideration.........................................................  Section 2.7(a)
Surviving Corporation ......................................................  Section 2.1
Support Agreement...........................................................  Recitals
Termination Date............................................................  Section 8.1(b)
Termination Share Number....................................................  Section 8.1(e)


                                   ARTICLE II.
                                   THE MERGER

        SECTION 2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the CCC, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger and as of the Effective Time shall be a wholly-owned subsidiary of Parent.

        SECTION 2.2 CLOSING AND CLOSING DATE. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing (the "Closing") of the Merger shall take place (a) at 10:00 a.m., Los Angeles time, on the second Business Day after all of the conditions to the respective obligations of the Parties set forth in Article VII hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall mutually agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Latham & Watkins, 633 West Fifth Street, Los

Angeles, California 90071. At the Closing the documents, certificates, opinions and instruments referred to in Article VII shall be executed and delivered.

                SECTION 2.3 EFFECTIVE TIME. On the Closing Date, the Parties shall cause a merger agreement in such form as is required by Sections 1101, 1102 and 1103 of the CCC (the "Agreement of Merger") to be properly executed and acknowledged, and filed with the Secretary of State of the State of California as provided in the CCC. The Merger shall become effective at such time at which such Agreement of Merger shall be duly filed with the Secretary of State of the State of California or at the time specified in the Agreement of Merger, if any (the time that the Merger becomes effective, the "Effective Time").

                SECTION 2.4 EFFECTS OF THE MERGER. The Merger shall have the effects specified in the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

                SECTION 2.5 ARTICLES OF INCORPORATION; BYLAWS.

                (a) At the Effective Time and without any further action on the part of the Company or Merger Sub, the articles of incorporation of the Company shall be amended and restated to be identical to those in effect for the Merger Sub at the Effective Time.

                (b) At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of the Company shall be amended and restated to be identical to those in effect for the Merger Sub at the Effective Time.

                SECTION 2.6 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall become the initial directors and officers, respectively, of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and the Bylaws until their successors are elected or appointed and qualified or until their resignation or removal.

                SECTION 2.7 CONVERSION OF SECURITIES.

                (a) Subject to Section 2.13, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of the shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including, without limitation, the Restricted Stock) shall be converted into and represent the right to receive (i) that number of validly issued, fully paid and nonassessable shares of Parent Common Stock, which is equal to the Exchange Ratio (the "Stock Consideration") and (ii) any cash in lieu of fractional shares of such Parent Common Stock to be paid pursuant to Section 2.8; provided, however, that, in lieu of the foregoing and subject to the limitations set forth in Section 2.7(b) below, any such holder may elect that a stated number of such holder's Company Common Stock be converted into the right to receive cash from Parent in an amount per share (the "Cash Share Price") equal to the quotient of (x) $600,000,000, divided by (y) the number of shares of Company Common Stock issued and outstanding as of the Closing (the "Cash Consideration") (such Stock Consideration, cash in lieu of fractional shares, if any, and Cash Consideration, if any, being referred to herein as the "Merger Consideration").

                (b) In order to make a valid election to have shares of Company Common Stock converted into the right to receive Cash Consideration in lieu of Stock Consideration for any shares of Company Common Stock (a "Cash Election"), a holder of shares of Company Common Stock must give notice of such holder's Cash Election on a form prescribed for such purpose (which form shall be provided to each holder of Company Common Stock) setting forth the number of such holder's shares of Company Common Stock for which a Cash Election is being made ("Cash Election Shares"), which notice must be received by the Company and Parent no later than 5 P.M. on the date which is three (3) days prior to the Closing Date. Any holder who fails to make a valid Cash Election shall be deemed to have elected to receive no Cash Consideration for such holder's Company Common Stock. In no case shall any holder of Company Common Stock be entitled to elect to receive Cash Consideration exceeding $25,000,000, and in no case shall the product of (i) the aggregate number of Cash Election Shares of all of the holders of Company Common Stock and (ii) the Cash Consideration per share (such product, the "Cash Consideration Requested") exceed $25,000,000. If the aggregate Cash Consideration Requested exceeds $25,000,000, the Cash Election Shares, if any, of each holder electing to receive Cash Consideration shall be converted into (i) Cash Consideration with respect to that number of such holder's Cash Election Shares equal to the product of (A) a number equal to (x) $25,000,000 divided by (y) the Cash Share Price, and (B) a fraction, the numerator of which is the aggregate number of such holder's shares of Company Common Stock held as of the Closing for which such holder has elected Cash Consideration and the denominator of which is the aggregate number of shares of Company Common Stock held as of the Closing for which the holders thereof have elected to receive Cash Consideration and (ii) Stock Consideration, with respect to the balance of such holder's Cash Election Shares.

                (c) Upon surrender of a Certificate at the Closing, the holder of such Certificate shall be entitled to receive the Merger Consideration for each share of Company Common Stock represented by such Certificate less, for the Company Shareholders, a number of shares constituting the Pro Rata Portion Withheld with respect to such Company Shareholder's Company Common Stock. The Escrow Shares shall be deposited with the Escrow Agent and retained in escrow as provided in Section 2.14.

                (d) Each share of Company Common Stock that is held in the treasury of the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                (e) Each share of common, preferred or other capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one (1) validly issued, fully paid and nonassessable common share, no par value, of the Surviving Corporation, so that thereafter Parent will be the sole and exclusive owner of the capital stock of the Surviving Corporation.

                SECTION 2.8 FRACTIONAL INTERESTS. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger or the payment of the Escrow Shares, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 2.7(a) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock at the Closing or upon payment by Parent of the Escrow Shares, as the case may be, shall in each case receive cash in an amount equal to such fraction multiplied by the Average Stock Price as of the Effective Time. As soon as practicable after the determination of the amount of cash to be paid to Company Shareholders in lieu of any fractional interests, Parent shall pay such amount to the Company Shareholders.

                SECTION 2.9 SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK TRANSFER BOOKS.

                (a) At the Closing, each holder of a Certificate shall surrender his or her Certificates and shall thereupon be entitled to receive in exchange therefor the consideration described in Section 2.7(a), after giving effect to any required Tax withholdings, and the Certificate so surrendered shall forthwith be canceled. The shares of Parent Common Stock comprising the Escrow Shares shall be deposited with the Escrow Agent in accordance with Section 2.14. If the exchange of certificates representing shares of Parent Common Stock is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid any transfer and other Taxes required by reason of the exchange of certificates representing shares of Parent Common Stock to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.

                (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable law.

                (c) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock the holder is entitled to receive and no Closing Merger Consideration shall be paid to such holder until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Parent shall cause to be paid to the Person in whose name the Certificates shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.

                SECTION 2.10 AUTHORIZATION TO ACT ON BEHALF OF MERGER SUB AND THE COMPANY. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights or Assets of either Merger Sub or the Company or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights or Assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                SECTION 2.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact and the provision of an indemnity by the holder thereof reasonably satisfactory to Parent, such shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and dividends or distributions, if any, in respect thereof as may be required pursuant to Section 2.7(a) and Section 2.8 and Section 2.9(c).

                SECTION 2.12 WITHHOLDING RIGHTS. Parent or Merger Sub shall be entitled to deduct and withhold from the Closing Merger Consideration otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as Parent or Merger Sub are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld by Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Company or Merger Sub.

                SECTION 2.13 DISSENTING SHARES.

                (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are "dissenting shares" (as defined in Section 1300(b) of the CCC), if any, shall not be converted into or represent a right to receive any shares of Parent Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the CCC. Each holder of dissenting shares who becomes entitled to payment therefor pursuant to the CCC shall receive payment from the Company in accordance with the CCC; provided, however, that (i) if any such holder of dissenting shares shall have failed to establish his entitlement to appraisal rights as provided in the CCC, (ii) if any such holder of dissenting shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the CCC or (iii) if neither any holder of dissenting shares which are shares of Company Common Stock nor the Surviving Corporation shall have filed a petition demanding a determination of the fair value of all dissenting shares of Company Common Stock within the time provided in the CCC, such holder or holders (as the case may be) of Company Common Stock shall forfeit the right to appraisal of such shares of Company Common Stock.

                (b) Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under the CCC, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Merger Consideration pursuant to Section 2.7(a) hereof, upon surrender of the certificate representing such shares.

                (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of California Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

                SECTION 2.14 ESCROW SHARES. Prior to the Effective Date, Parent shall appoint a bank or trust company or other entity reasonably satisfactory to the Company Shareholder Representative to act as the escrow agent (the "Escrow Agent"), and shall execute and deliver an escrow agreement in substantially the form attached hereto as Exhibit C (the "Escrow Agreement"). On the Closing Date, Parent shall deliver to the Escrow Agent a certificate representing the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent exclusively for the purpose of satisfying, on an exclusive basis, the Company Shareholders' indemnity obligations pursuant to Section 9.2(a) hereof. Except to the extent such shares are to be released pursuant to the terms and conditions of the Escrow Agreement, the Escrow Shares shall be held by the Escrow Agent for a period of twelve (12) months after the Closing Date (the "Escrow Period"). The Escrow Shares that have not been released pursuant to the Escrow Agreement prior to the termination of the Escrow Period shall be delivered to Company Shareholders promptly following the expiration of the Escrow Period, such that each Company Shareholder will receive its Pro Rata Portion to be Paid of the remaining Escrow Shares. All Escrow Shares that are not released to Company Shareholders at the expiration of the Escrow Period shall be promptly released by the Escrow Agent upon the final determination of Claims by Parent pursuant to
Section 9.2(a) that are outstanding at the end of the Escrow Period and payment of shares due to the Company Shareholder Representative pursuant to Section 2.15(e). During the period in which the Escrow Shares are retained in escrow, the Company Shareholders shall be entitled to vote the Escrow Shares, and shall be entitled to receive cash dividends, if any, paid thereon pursuant to the terms of the Escrow Agreement.

                SECTION 2.15 COMPANY SHAREHOLDER REPRESENTATIVE.

                (a) Each Company Shareholder hereby appoints the Company Shareholder Representative as agent and attorney-in-fact of each Company Shareholder, for and on behalf of such Company Shareholders (i) to give and receive notices and communications, (ii) to have authority to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes involving any Parent Indemnity Claims made by Parent related to the Escrow Shares held by the Escrow Agent, (iii) to sign receipts, consents, or other documents to effect the transactions contemplated hereby; and to take all actions necessary or appropriate in the judgment of the Company Shareholder Representative for the accomplishment of the foregoing. If the Company Shareholder Representative ceases to act as Company Shareholder Representative for any reason, such Company Shareholder Representative or his agent shall notify Parent of the Company Shareholder Representative's intent to resign as Company Shareholder Representative. Notice or communications to or from any Company Shareholder Representative shall constitute notice to or from each of the Company Shareholders.

                (b) In the event of (i) the death or permanent disability of the Company Shareholder Representative, (ii) his, her or its resignation as a Company Shareholder Representative, or (iii) removal of the Company Shareholder Representative by Company Shareholders entitled to receive a majority of the Escrow Shares (assuming no claim by Parent has been made for any such Escrow Shares), a successor Company Shareholder Representative shall be elected by Company Shareholders entitled to receive a majority of the Escrow Shares (assuming no claim by Parent has been made for any such Escrow Shares) within 30 days thereafter. Each successor Company Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Company Shareholder Representative, and the term "Company Shareholder Representative" as used herein shall be deemed to include any successor Company Shareholder Representative.

                (c) The Company Shareholder Representative may, in all questions arising under this Agreement, rely on the advice of counsel, and shall not be liable for any action taken or not taken as a Company Shareholder Representative in the absence of such Company Shareholder Representative's gross negligence or willful misconduct.

                (d) A decision, act, consent or instruction of the Company Shareholder Representative shall constitute a decision of all the Company Shareholders, and shall be final, binding and conclusive upon each of the Company Shareholders, and Parent and the Surviving Corporation may rely upon any decision, act, consent or instruction of the Company Shareholder Representative as being the decision, act, consent or instruction of each and all of the Company Shareholders. Parent, the Surviving Corporation and the Company are relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction. Although the Company Shareholder Representative shall not be obligated to obtain instructions from the Company Shareholders prior to any decision, act, consent or instruction, if, and to the extent that, the Company Shareholder Representative receives any lawful written instructions from Company Shareholders entitled to receive a majority of the Escrow Shares (assuming no claim by Parent has been made for any such Escrow Shares), the Company Shareholder Representative shall comply with such instructions to the extent such instructions are within the Company Shareholder Representative's capacity under this Agreement. The Company Shareholder Representative shall be entitled to rely upon directions or instructions received from the Company Shareholders entitled to receive a majority of the Escrow Shares; provided that he shall be under no obligation to take any action in his capacity as the Company Shareholder Representative unless he has been provided with funds, security, indemnities, insurance policies or other assurances which, in the sole determination of the Company Shareholder Representative, are sufficient to protect the Company Shareholder Representative against the costs, expenses and liabilities which may be incurred by the Company Shareholder Representative in responding to such direction, instruction or taking such action.

                (e) Any costs incurred by the Company Shareholder Representative, including the cost of any attorneys, accountants or other advisors retained by the Company Shareholder Representative in connection with any action taken or not taken as a Company Shareholder Representative, shall be borne by the Company Shareholders and shared in accordance with their Pro Rata Portion to be Paid. With respect to such costs, the Company Shareholder Representative shall be entitled to request in writing, and the Escrow Agent shall withhold from any escrow payments to the Company Shareholders upon such request, a number of shares satisfactory in the Company Shareholder Representative's reasonable discretion to satisfy amounts payable to such attorneys, accountants or other advisors, which amounts shall be set forth in the request submitted by the Company Shareholder Representative. Upon receipt of such shares, the Company Shareholder Representative shall be entitled to sell such shares and apply the proceeds to the payment of the amounts due to such attorneys, accountants or other advisors.

                                  ARTICLE III.
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDER

        Each of the Company and Principal Shareholder, jointly and severally, represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by the Company to Parent and Merger Sub on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III to the extent that it is apparent that such disclosure qualifies or applies to such other paragraphs.

                SECTION 3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority, and all material governmental licenses, authorizations, consents and approvals required, to own and operate its Assets and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. Section 3.1 of the Company Disclosure Schedule sets forth a list of the jurisdictions in which the Company is qualified to transact business.

                SECTION 3.2 CAPITALIZATION.

                (a) The authorized capital of the Company consists of 5,000,000 shares of Company Common Stock, 4,060,000 shares of which are issued and outstanding as of the date of this Agreement. Exhibit A sets forth a list of the Company Shareholders and the number of shares of Company Common Stock held by each such Company Shareholder. Except as set forth in this Section 3.2(a) and except for the Restricted Stock to be issued, no shares of capital stock or other securities of the Company are issued, reserved for issuance or outstanding. All of the outstanding shares of Company Common Stock are owned of record and beneficially by the holders thereof as set forth in Section 3.2(a) of the Company Disclosure Schedule, free and clear of any Encumbrances.

                (b) The outstanding shares of Company Common Stock are all duly and validly authorized and issued, are fully paid and are nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of any preemptive rights.

                (c) Except for the Restricted Stock Plan, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Common Stock or any other capital stock of the Company or other voting securities of the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and the Company has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or the value of shares of Company Common Stock or any other capital stock of the Company.

                (d) There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of the Company or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity.

                (e) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) of the Company issued and outstanding.

                SECTION 3.3 SUBSIDIARIES; INTERESTS IN OTHER ENTITIES. The Company has no Subsidiaries. The Company does not own or have the right or option to acquire, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person.

                SECTION 3.4 AUTHORIZATION.

                (a) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which the Company is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company Board and, except for the approval of the Company Shareholders, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby.

                (b) This Agreement and the Ancillary Agreements to which the Company is a party have been (or, when executed and delivered, will have been) duly and validly executed and delivered by the Company and constitute (or, when executed and delivered, will constitute) legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


                SECTION 3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                (a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the Ancillary Agreements nor the performance by the Company of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with the Company's articles of incorporation or bylaws, (ii) assuming satisfaction of the requirements set forth in Section 3.5(b) below, violate any statute, law, ordinance, rule, regulation or judgment, decree or order of any Governmental Entity, applicable to the Company or any of its Assets, (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company under, or result in the creation or imposition of any Encumbrance upon any Assets or business of the Company under, any Company Contract, permit, authorization, or any order, judgment or decree to which the Company is a party or by which the Company or any of its Assets are bound or encumbered, or (iv) give any Person the right to require the Company to purchase or repurchase any notes, bonds or instruments of any kind.

                (b) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule and except (i) for the filing of the Agreement of Merger pursuant to the CCC, (ii) for applicable requirements under the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) with respect to matters set forth in
Section 3.5(b) of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity, or any other Person is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

                SECTION 3.6 PROPRIETARY RIGHTS.

                (a) The Proprietary Rights owned, used or licensed by the Company constitute all the Proprietary Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and, to the Knowledge of the Company, as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

                (b) All material Proprietary Rights used by the Company are owned by the Company free and clear of any Encumbrances other than those Permitted Encumbrances set forth in clauses (a), (b), (c) and (e) of the definition of Permitted Encumbrances set forth in Article I hereof.

                (c) In each case in which the Company has acquired any material Proprietary Rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Proprietary Rights (including the right to seek past and future damages with respect thereto) to the Company.

                (d) All material Proprietary Rights of the Company are fully transferable, alienable or licensable by the Company without restriction and without payment of any kind to any third party.

                (e) The Company has never made a filing with a Governmental Entity with respect to any Proprietary Rights.

                (f) Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, there are no contracts, licenses and agreements to which the Company is a party with respect to any Proprietary Rights owned or used by the Company. The Company is not in breach of, nor has the Company failed to perform under, any contract, license or agreement listed in Section 3.6(f) of the Disclosure Schedule and, to the Company's Knowledge, no other party to any such contract, license or agreement, is in breach thereof or has failed to perform thereunder. The Company has not transferred ownership of, or granted any license of or right to use, or authorized the retention of any rights to use or joint ownership of, any material Proprietary Rights, to any other person.

                (g) The operation of the business of the Company as it currently is conducted or is contemplated to be conducted by the Company does not and will not and will not when conducted by the Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Proprietary Rights of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Proprietary Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

                (h) To the Company's Knowledge, no person is infringing or misappropriating any material Proprietary Rights of the Company.

                (i) No material Proprietary Rights of the Company are subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Proprietary Rights.

                (j) Except as set forth in Section 3.6(j) of the Company Disclosure Schedule, no material Proprietary Rights owned or used by the Company have been developed or created by a third party for the Company. Except as set forth in Section 3.6(j) of the Company Disclosure Schedule, all material Proprietary Rights used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company were created solely by employees of the Company acting within the scope of their employment, and no third party owns or has any rights to any of the material Proprietary Rights of the Company.

                (k) Neither this Agreement nor the transactions contemplated by this Agreement or any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Proprietary Rights owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing, in each case other than as a result of any Contract to which either Parent or Surviving Corporation is a party (other than this Agreement or the Ancillary Agreements).

                (l) Except as set forth in Section 3.6(l) of the Company Disclosure Schedule, all employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Proprietary Rights, created by such employee in the scope of his or her employment with the Company.

                SECTION 3.7 LITIGATION. There are no Actions instituted, pending or, to the Knowledge of the Company, threatened, against the Company or the Principal Shareholder, nor are there any outstanding judgments, decrees or injunctions against the Company or any of its Assets or any rule or order of any Governmental Entity applicable to the Company, in each case which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company.

                SECTION 3.8 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of (a) its articles of incorporation or bylaws or (b) in all material respects, any judgment, order, writ or decree to which it is a party or by which it is bound.

                SECTION 3.9 CORPORATE DOCUMENTS. The articles of incorporation and bylaws of the Company are in the form previously made available to Parent by the Company and have not been amended.

                SECTION 3.10 PROPERTY.

                (a) Personal Property. The Company has good and valid title to, or a valid leasehold interest in, the Company's Assets, except for such Assets as are no longer used in the conduct of the business of the Company or as have been disposed of in the ordinary course of business, free and clear of all Encumbrances except Permitted Encumbrances.

                (b) Owned Real Property. Section 3.10(b) of the Company Disclosure Schedule sets forth a list of all real properties owned by the Company (the "Company Owned Real Property"). The Company has good and valid fee title to, and enjoys peaceful and undisturbed possession of, the Company Owned Real Property free and clear of any and all Encumbrances other than any Permitted Encumbrances. Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, the Company has not received written notice of any pending or threatened special assessment relating to the Company Owned Real Property.
Section 3.10(b) of the Company Disclosure Schedule sets forth a list of all leases, licenses or other occupancy rights affecting the Company Owned Real Property ("Occupancy Agreements"). The Occupancy Agreements are in full force and effect and there has been no material default under such Occupancy Agreements by the Company, or to the Knowledge of the Company, by any other party thereto, and, to the Knowledge of the Company, there is no existing event or circumstance that with the passage of time or the giving of notice, or both, would constitute a default under such Occupancy Agreements.

                (c) Leased Real Property. Section 3.10(c) of the Company Disclosure Schedule sets forth a list of all material leased real property used by the Company (the "Company Leased Real Property"). The Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all of the Company Leased Real Property, free and clear of any and all Encumbrances other than any Permitted Encumbrances. There has been no material default under any lease relating to the Company Leased Real Property by the Company or, to the Knowledge of the Company, by any other party and, to the Knowledge of the Company, there is no existing event or circumstance that with the passage of time or the giving of notice, or both, would constitute a default under such lease. Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, the Company has not received written notice of any pending or threatened special assessment relating to the Company Leased Real Property.

                (d) There are no restrictions imposed by any Contract which preclude or restrict in any material respect the ability of the Company to use any of the Company Owned

Real Property or the Company Leased Real Property for the purposes for which it is currently being used.

                SECTION 3.11 CONTRACTS.

                (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a list of the Company Contracts.

                (b) Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, each Company Contract is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, against all other parties thereto.

                (c) Except as set forth on Section 3.11(c) of the Company Disclosure Schedule, the Company (and, to the Knowledge of the Company, each of the other party or parties thereto), has performed in all material respects all obligations required to be performed by it under each Company Contract. Except as set forth on Section 3.11(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no event has occurred or circumstance exists with respect to the Company or, to the Knowledge of the Company, any other Person that (with or without lapse of time or the giving of notice or both) contravenes, conflicts with or results in, or presents a reasonable probability of contravening, conflicting with or resulting in, a violation or breach of or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, any right, obligation or remedy under any Company Contract, except where such violation, breach, default, exercise, acceleration, cancellation, termination or modification would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has heretofore delivered or made available to Parent true and complete copies of all written Company Contracts and, to the Knowledge of the Company, a true and complete written summary of all oral Company Contracts.

                SECTION 3.12 FINANCIAL INFORMATION.

                (a) The audited balance sheet of the Company as of January 31, 2000 (the "Balance Sheet"), and the related audited statements of income and retained earnings and cash flows of the Company, including the notes to such financial statements, which financial statements have been included in Section 3.12(a) of the Company Disclosure Schedule, are complete and correct in all material respects, fairly present the financial condition and results of operations of the Company as of such date or for the period covered thereby, and were prepared in accordance with GAAP.

                (b) The unaudited compiled balance sheet of the Company as of August 31, 2000 (the "Reference Balance Sheet"), and the related unaudited compiled statement of income of the Company, which financial statements have been included in Section 3.12(b) of the Company Disclosure Schedule, are complete and correct in all material respects, fairly present the financial condition and results of operations of the Company as of such date or for the period covered thereby, and were prepared in accordance with GAAP applied on a consistent basis; provided, however, that the financial statements referred to in this Section 3.12(b) are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

                SECTION 3.13 ABSENCE OF CERTAIN CHANGES. Except as set forth in
Section 3.13 of the Company Disclosure Schedule, since January 31, 2000, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

                (a) any change in the business, financial condition, liabilities, assets, operations or results of operations of the Company that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

                (b) any split, combination, reclassification or other amendment of any material term of any outstanding security of the Company or payment or other distribution in respect of any of the Company's securities or any direct or indirect redemption, purchase, or other acquisition of any of the Company's securities;

                (c) any material incidence, assumption or guarantee by the Company of any indebtedness for borrowed money;

                (d) any creation or assumption by the Company of any Encumbrance, other than a Permitted Encumbrance, on any material Asset;

                (e) any making of any material loan, advance or capital contribution to any Person;

                (f) any compromise, relinquishment, settlement or waiver by the Company of a valuable right or material debt owed to it in excess of $50,000;

                (g) any material change to, or termination of (other than by completion thereof) a Company Contract;

                (h) any sale, assignment, transfer or other disposition by the Company of any material Proprietary Right;

                (i) any resignation or termination of employment of any key employee or executive officer of the Company and, to the Knowledge of the Company, the Company has not received written notice of any such pending resignation or termination, or, except as contemplated hereby, the entry by the Company into any employment, severance or termination agreement with any such key employee or executive officer;

                (j) except for regularly scheduled increases in compensation or bonuses for non-professional level employees, in each case in the ordinary course of business consistent with past practice, any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to become payable to any director, officer or employees or agreement or binding promise (orally or otherwise) to pay, conditionally or otherwise, any bonus or extra compensation or other employee benefit to any of such directors, officers or employees or severance;

                (k) any employment or severance agreement with or for the benefit of any director, officer or employee of the Company;

                (l) the purchase or acquisition by the Company of capital Assets costing more than $500,000 in any one instance;

                (m) incurred, assumed, borrowed under or created any indebtedness or guaranteed any indebtedness or other Liability of any other Person;

                (n) made, incurred, assumed, created or guaranteed any loan or made any advance (other than the making of employee advances for travel and entertainment in the ordinary course of business consistent with past practices) or capital contribution to or investment in any Person;

                (o) any change in accounting methods, principles or practices of the Company affecting its Assets, liabilities or business, except immaterial changes permitted by GAAP;

                (p) any destruction of, damage to or loss of any material assets or business of the Company (whether or not covered by insurance);

                (q) any labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company;

                (r) any revaluation by the Company of any of its Assets;

                (s) any material sale, lease, license or other disposition of any of the Assets of the Company except for sales of (i) inventory and (ii) obsolete equipment with a book value of not more than $50,000 in the aggregate;

                (t) any material change or modification of any of the credit, collection or payment policies, procedures or practices of the Company, including acceleration of collections of receivables, failure to make or delay in making collections of receivables, acceleration of payment of payables or other Liabilities or failure to pay or delay in payment of payables or other Liabilities;

                (u) any material discount activity with customers of the Company that has accelerated or would accelerate to pre-Closing periods sales that would otherwise in the ordinary course of business consistent with past practices be expected to occur in post-Closing periods;

                (v) any settlement or compromise of any Action involving in excess of $50,000; or

                (w) any agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through
(v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

                SECTION 3.14 COMPLIANCE WITH LAWS; NO DEFAULTS. The Company is not in violation of, nor has it since the date of its formation violated, in any material respect, any applicable provisions of any material laws, statutes, ordinances or regulations.

                SECTION 3.15 ENVIRONMENTAL MATTERS. Except as set forth on
Section 3.15 of the Company Disclosure Schedule, none of the Facilities has been used by the Company or, to the Knowledge of the Company, by any other Person at any time: (i) as a site for the storage, except as authorized under applicable Environmental Laws, or disposal of any Hazardous Material or (ii) so as to cause a violation of or to give rise to a removal, restoration or reimbursement Liability under any Environmental Law, except in each case where such use could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Section 3.15 of the Company Disclosure Schedule, the Company does not have any Liability under any applicable Environmental Law or under any Contract with respect to or as a result of (A) the presence or Release of any Hazardous Material at, under or from any Facility, (B) the disposition of Hazardous Materials removed from a Facility, (C) the presence of Hazardous Materials in the soil or groundwater at any location or (D) the exposure of any Person to Hazardous Materials, except in each case where such Liability could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in compliance in all material respects with and has complied in all material respects at all times with all Environmental Laws, and Permits promulgated pursuant to Environmental Laws, related to or affecting the Company, including in connection with the acquisition, storage, handling, transportation, processing, use or disposal of any goods or materials, whether as raw materials, work-in-process, finished goods or otherwise, except where noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Section 3.15 of the Company Disclosure Schedule, to the Knowledge of the Company, while any Facility has been owned or occupied by the Company, no underground tanks, asbestos-containing materials, lead-based paint or polychlorinated biphenyls are or have been present at any Facility.

                SECTION 3.16 TAXES. Except as set forth in Section 3.16 of the Company Disclosure Schedule:

                (a) Filing of Tax Returns. The Company has duly and timely filed with the appropriate Tax authorities all Tax Returns required to be filed through the Closing Date, except to the extent any failure to so file would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such Tax Returns are complete, correct and accurate in all material respects. All Taxes owed by the Company (whether or not shown on such Tax Returns) have been paid or provided for, except to the extent any failure to so pay or provide for such Taxes would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is not currently the beneficiary of any extension of time within which to file any Tax Returns.

                (b) Payment of Taxes. The unpaid Taxes of the Company (i) did not, as of the date of the Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

                (c) Audit History. No deficiency with respect to material Taxes has been proposed, asserted or assessed in writing against the Company, and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to the Company, except to the extent such deficiency or waiver would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has previously delivered to Parent correct and complete copies of all federal and state Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995. The Company has not agreed to any extension of time with respect to a Tax assessment or deficiency.

                (d) Asset Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any Assets of the Company.

                (e) Prior Affiliated Groups. The Company has never been a member of an affiliated group of companies within the meaning of Section 1504 of the Code. The Company has no liability for Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), or (ii) as a transferee or successor.

                (f) Withholding. The Company is not a "United States real property holding Company" within the meaning of Section 897 of the Code. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholders or other third party.

                (g) S Corporation Status. The Company has been an S corporation within the meaning of Section 1361 of the Code since February 1, 2000 and will continue to be an S corporation at all times up to and including the day before the Closing Date. The Company was a C corporation within the meaning of Section 1361(a)(2) of the Code for all periods during which it existed prior to February 1, 2000.

                (h) No claim or legal proceeding is pending or, to the Company's Knowledge, has been threatened against or with respect to Company in respect of any material Tax.

                (i) The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

                (j) The Company is not a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract, and the Company does not have, nor, by reason of the consummation of the transactions contemplated under this

Agreement, will it have, any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract entered into by it prior to the Effective Time in connection with a transaction not related to the Merger or any transaction contemplated under this Agreement.

                (k) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company entered into prior to the Effective Time and not in connection with the Merger (including, without limitation, the Restricted Stock Plan) that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code.

                (l) The Company is not a party to any Contract entered into prior to the Effective Time and not in connection with the Merger to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                (m) The Company has not made any distribution of stock of any "controlled corporation," as that term is defined by Section 355(a)(1) of the Code in a transaction intended to qualify as a distribution described in Section 355(a)(1) of the Code.

                (n) For the Company's fiscal year ended January 31, 1998 and thereafter, the Company has not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                SECTION 3.17 EMPLOYEE BENEFIT PLANS.

                (a) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Section 3.17(a) of the Company Disclosure Schedule contains a complete list of the Employee Plans. True and complete copies of each of the following documents have been made available to Parent: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement, (iii) the most recent determination, opinion, advisory and/or notification letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan, (iv) for the most three (3) recent plan years, Annual Reports on Form 5500 Series required to be filed with any Governmental Entity for each Pension Plan, (v) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets, (vi) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan, (vii) all communications material to any current or former employee, consultant or director relating to any Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or any Affiliate, (viii) all correspondence to or from any governmental agency relating to any Employee Plan, (ix) all forms and related notices (or such forms and notices as required under comparable law) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (x) the three (3) most recent plan years discrimination tests for each Employee Plan, if applicable.

                (b) Representations. Except as set forth in Section 3.17(b) of the Company Disclosure Schedule:

                        (i) Pension Plans. No Pension Plan is subject to the minimum funding requirements of ERISA or the Code or to Title IV of ERISA. Each Pension Plan is the subject of a favorable determination letter from the IRS with respect to its qualified status under Section 401(a) of the Code.

                        (ii) Multiemployer Plans. At no time has the Company contributed to, or been obligated to, contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                        (iii) Welfare Plans. Neither the Company nor any Welfare Plan has any present or future liability or obligation to make any payment to or with respect to any person of the Company pursuant to any retiree health benefit plan or other retiree Welfare Plan except to the extent required by the Code, ERISA or any other applicable law.

                        (iv) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of Family Medical Leave Act of 1993, as amended ("FMLA"), the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended ("HIPAA"), the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                        (v) Compliance. Each Employee Plan has been established and maintained in material compliance with its terms and is in material compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including but not limited to the Code and ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent,

Company or any of its Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                        (vi) No Amendments. Except for the Restricted Stock Plan, the Company has no announced plan or commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

                        (vii) No ERISA Affiliates. The Company has no ERISA Affiliates.

                (c) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant.

                (d) No International Employee Plan. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

                (e) Employment Matters. The Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to current or former employees, consultants or directors; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to current or former employees, consultants or directors; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for current or former employees, consultants and directors (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                (f) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any current or former employees, directors or consultants. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee, consultant or director, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to current or former employees, consultants or directors and no collective bargaining agreement is being negotiated by the Company.

                SECTION 3.18 AFFILIATE TRANSACTIONS. Except as set forth on
Section 3.18 of the Company Disclosure Schedule, there is no, and since January 31, 2000, there has not been any:

                (a) indebtedness, Contract, arrangement, transaction or payment or transfer, directly or indirectly, of any funds or other property, between the Company, on the one hand, and any Affiliate, officer, director or shareholder of the Company or any member of such individual's immediate family (or for their benefit), on the other hand, except for (i) regularly scheduled cash compensation paid to employees and directors of the Company and amounts paid to employees of the Company pursuant to existing employee benefit plans listed in
Section 3.17(a) of the Company Disclosure Schedule, (ii) reimbursements of ordinary and necessary business expenses of employees and directors of the Company incurred in connection with their employment and director duties consistent with written policies of the Company, (iii) transactions conducted in the ordinary course of business with the Company at prevailing market prices and on prevailing market terms or (iv) transactions embodied in any Contract set forth on Schedule 3.11(a) of the Company Disclosure Schedule;

                (b) interest of any Affiliate, officer, director or shareholder of the Company or any member of such individual's immediate family (or for their benefit) in any material assets or material properties (whether real, personal or mixed and whether tangible or intangible) owned or used by or relating to the Company;

                (c) ownership (of record or as a beneficial owner) by any Affiliate, officer, director or shareholder of the Company or any member of such individual's immediate family (or for their benefit) of an equity interest or any other financial or profit interest in a Person that has had business dealings or a financial interest in any material transaction with the Company (other than business dealings or transactions conducted in the ordinary course of business with the Company at prevailing market prices and on prevailing market terms); or

                (d) ownership (of record or as a beneficial owner) by any Affiliate, officer, director or shareholder of the Company or any member of such individual's immediate family (or for their benefit) of an equity interest or any other financial or profit interest in a Person that has engaged in competition with the Company with respect to any products or services of the Company in any market presently served by the Company (except for ownership of less than two percent of the outstanding capital stock of any corporation that is publicly traded on any recognized exchange or in the over-the-counter market).

                SECTION 3.19 BROKERS. Except for fees payable to CIBC World Markets pursuant to the Engagement Letter and fees payable to Latham & Watkins, no broker, finder, investment banker or other intermediary, has been retained by or is authorized to act on behalf of the Company or any of its Affiliates, or is entitled to or could reasonably be expected to be entitled to any brokerage, finder's or other fee or commission from the Company in connection with the negotiation, preparation, execution or delivery of this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement. A copy of the engagement letter, dated June 1, 2000 (the "Engagement Letter"), retaining CIBC World Markets has been provided to Parent.

                SECTION 3.20 NO OTHER AGREEMENTS TO SELL THE COMPANY OR ITS ASSETS; NO EXISTING DISCUSSIONS. The Company has no legal obligation, absolute or contingent, to any other Person to sell any Assets (other than inventory or obsolete equipment in the ordinary course of business consistent with past practices) of the Company, except pursuant to the Restricted Stock Plan, to sell any of the capital stock or other ownership interests of the Company, or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

                SECTION 3.21 INSURANCE.

                (a) Section 3.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all insurance policies and surety bonds which the Company maintains with respect to its Assets, Liabilities, employees, officers or directors or the Business (the "Insurance Policies"). The Company has previously delivered or made available to the Parent true and complete copies of all the Insurance Policies.

                (b) Except as set forth on Section 3.21(b) of the Company Disclosure Schedule, the Insurance Policies: (i) are in full force and effect and will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of any this Agreement or any Ancillary Agreement or consummation of the transactions contemplated hereby or thereby; and (ii) are sufficient for compliance with all requirements of Law and the Company Contracts. The Company is current in all premiums or other payments due under each of the Insurance Policies and has otherwise performed in all material respects all of its obligations thereunder.

                (c) The Company has not received during the past two years from any insurance carrier with which it has carried any insurance any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights.

                SECTION 3.22 PERMITS. Section 3.22 of the Company Disclosure Schedule contains a complete and accurate list of all material Permits that are held by the Company. Except as set forth on Section 3.22 of the Company Disclosure Schedule, the Permits listed on Section 3.22 of the Company Disclosure Schedule constitute all the material Permits that are necessary for the Company to conduct its business and to own and use their assets in compliance with all Laws applicable to such operation, ownership and use. All material Permits of the Company are validly held by the Company and are in full force and effect. Except as set forth on Section 3.22 of the Company Disclosure Schedule, no material Permits of the Company will be subject to suspension, modification, revocation, cancellation, termination or nonrenewal as a result of the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation by the Company of the transactions contemplated by this Agreement or any Ancillary Agreement. The Company has complied in all material respects with all of the terms and requirements of the material Permits of the Company.

                SECTION 3.23 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, except as set forth on Section 3.23 of the Company Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

                SECTION 3.24 MAJOR CUSTOMERS AND SUPPLIERS. Section 3.24(a) of the Company Disclosure Schedule lists the ten (10) largest customers of the Company as of October 18, 2000, on the basis of revenues for the current fiscal year. The Company has provided to Parent the projected list of the ten (10) largest customers of the Company for the calendar year 2001, including projected orders from such customers; provided, however, that the Company makes no representation or warranty with respect to such order projections, other than that the projections were based on information provided to the Company by such customers, and to the Knowledge of the Company (without inquiry), the projections provided by such customers were prepared in good faith. Section 3.24(b) of the Company Disclosure Schedule lists the ten (10) largest suppliers as of October 18, 2000 of the Company on the basis of cost of goods or services purchased for the current fiscal year. Except as disclosed in Section 3.24(c) of the Company Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company since January 1, 2000 or, to the Knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. To the Knowledge of the Company (without inquiry), no such customer or supplier is threatened with bankruptcy or insolvency.

                SECTION 3.25 SUFFICIENCY OF ASSETS. The assets and properties of the Company constitute all of the material assets and rights that are used by the Company in the operation of its business as it is being conducted as of the date hereof.

                SECTION 3.26 NO UNDISCLOSED LIABILITIES. Except as set forth in
Section 3.26 of the Company Disclosure Schedule, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Reference Balance Sheet, or (ii) has not arisen in the ordinary course of business since August 31, 2000, consistent with past practices.

                                  ARTICLE IIIA.
                        REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY SHAREHOLDERS

        Each of the Company Shareholders severally, but not jointly, represents and warrants to each of Parent and Merger Sub that the statements contained in this Article IIIA are true and correct.

                SECTION 3A.1 INDIVIDUAL STATUS; AUTHORIZATION; DELIVERY.

                (a) Except for the Chao Family Trust dated June 8, 2000, each such Company Shareholder is an individual.

                (b) Such Company Shareholder has the requisite power and authority to execute, deliver and perform his, her or its obligations under this Agreement and the Ancillary Agreements to which he, she or it is a party and to consummate the transactions contemplated hereby and thereby.

                (c) This Agreement and the Ancillary Agreements to which such Company Shareholder (and if such Company Shareholder is a married individual and his or her Company Common Stock constitutes community property, his or her spouse) is a party has been (or, when executed and delivered, will have been) duly and validly executed and delivered by such Company Shareholder and constitutes (or, when executed and delivered, will constitute) a legal, valid and binding obligation of such Company Shareholder (and, if applicable, his or her spouse), enforceable against him or her (and, if applicable, his or her spouse) in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                SECTION 3A.2 TITLE. Such Company Shareholder has good and marketable title to, and is the record and beneficial owner of, the number of shares of Company Common Stock set forth opposite such Company Shareholder's name on Exhibit A (and on the Closing Date will have good and marketable title to, and will be the record and beneficial owner of, such Company Common Stock set forth on Exhibit A), free and clear of any Encumbrances. The number of shares of Company Common Stock set forth opposite such Company Shareholder's name on Exhibit A constitute all of the shares of Company Common Stock over which any voting or dispositive power is held by such Company Shareholder.

                SECTION 3A.3 NO BROKERS. Except for CIBC World Markets under the Engagement Letter, no investment banker, broker or finder has been retained by or is authorized to act on behalf of such Company Shareholder or any Affiliate of such Shareholder (other than the Company) which is or could reasonably be expected to be entitled to any fee, commission or payment from the Company Shareholders in connection with the negotiation, preparation, execution or delivery of this Agreement or any Ancillary Agreement or the consummation of the transaction contemplated hereby or thereby, nor is there any basis for any such fee, commission or payment to be claimed by any Person against such Company Shareholder.

                SECTION 3A.4 NO BREACH. None of the execution, delivery or performance by such Company Shareholder (and, if applicable, his or her spouse) of this Agreement or any Ancillary Agreement delivered or to be delivered by such Company Shareholder (and, if applicable, his or her spouse) or the consummation of the transactions contemplated hereby and thereby by such Company Shareholder does or will, with or without the giving of notice or the lapse of time or conflict with, or result in a breach or violation of or a default under, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) any Contract of such Company Shareholder or any of its Affiliates (other than Contracts of the Company) or (ii) any Law or other requirement to which such Company Shareholder or its properties or assets are subject.


                                   ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company and the Company Shareholders that the statements contained in this
Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by Parent to the Company on or before the date of this Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent that such disclosure qualifies or applies to such other paragraphs.

                SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power and authority to own and operate its Assets and to carry on its businesses as presently conducted. Each of Parent and Merger Sub is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Parent.


                SECTION 4.2 CAPITALIZATION.

                (a) The authorized capital of Parent consists of 250,000,000 shares of Parent Common Stock, 63,912,295 shares of which are issued and outstanding as of the date of October

24, 2000, and 10,000,000 shares of preferred stock, $0.001 par value, none of which is issued and outstanding as of the date of this Agreement.

                (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by parent free and clear of all liens, claims and encumbrances. Merger Sub was formed solely for the purpose of engaging in a business combination transaction with the Company.

                SECTION 4.3 AUTHORIZATION.

                (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which Parent or Merger Sub, as the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Parent is a party by Parent, and to which Merger Sub is a party by Merger Sub, and the performance by them of their respective obligations hereunder and thereunder and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by the Parent Board and the board of directors of Merger Sub and all other necessary corporate action on the part of Parent or Merger Sub (including the approval of the Merger by Parent as sole stockholder of Merger Sub) has been taken, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Ancillary Agreements to which Parent or Merger Sub, as the case may be, is a party and the transactions contemplated hereby and thereby.

                (b) This Agreement and the Ancillary Agreements to which Parent or Merger Sub is a party have been (or, when executed and delivered, will have been) duly and validly executed and delivered by Parent and Merger Sub, as the case may be, and constitutes (or, when executed and delivered, will constitute) a legal, valid and binding obligation of Parent and Merger Sub, as the case may be, enforceable against them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                SECTION 4.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                (a) Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the performance by Parent and Merger Sub of their obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with Parent's certificate of incorporation of Merger Sub's articles of incorporation or their bylaws or the comparable charter or organizational documents of any of Parent's Subsidiaries,
(ii) assuming satisfaction of the requirements set forth in Section 4.4(b) below, violate any statute, law, ordinance, rule, regulation or judgment, decree or order of any Governmental Entity, applicable to the Parent or any of its Subsidiaries or any of their Assets.

                (b) Except (i) for the filing of the Agreement of Merger pursuant to the CCC, (ii) applicable requirements under the premerger notification requirements of the HSR Act, (iii) the filing of the Permit Application and the issuance of a Permit by the Department and (iv) applicable requirements of Blue Sky Laws, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity, or any other Person is required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

                SECTION 4.5 SEC DOCUMENTS. Parent has filed true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since March 1, 2000 (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Parent with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except with respect to Parent SEC Reports which were amended or superseded by subsequently filed documents, filed with the SEC prior to the date hereof.

                SECTION 4.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent SEC Reports and except for the transactions expressly contemplated hereby, since July 2, 2000, there has not been any change in Parent's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Material Adverse Effect on Parent.

                SECTION 4.7 BROKERS. Except Credit Suisse First Boston Corporation, no broker, finder, investment banker or other intermediary has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their respective Affiliates, or is entitled to or could reasonably be expected to be entitled to any brokerage, finder's or other fee or commission in connection with the negotiation, preparation, execution or delivery of this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement. A copy of the engagement letter retaining Credit Suisse First Boston Corporation has been provided to the Company.

                SECTION 4.8 INTERIM OPERATION OF MERGER SUB. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                   ARTICLE V.
                     CONDUCT OF BUSINESS PENDING THE MERGER

                SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) (i) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid (Parent acknowledges that it is the Company's practice to pay the taxes of the Company and the Company Shareholders (directly or indirectly by dividend or otherwise, as such Taxes relate to the operations of the Company) and agrees that no provision of this Agreement shall prevent Company from adhering to such practice through the Effective Time) and to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, (ii) to use commercially reasonable efforts to preserve intact the business organization and Permits of the Company, (iii) to use commercially reasonable efforts to keep available to the Purchaser the services of the present officers and key employees of the Company and (iv) to use commercially reasonable efforts to further good business relationships of the Company with their respective customers, suppliers, distributors and other persons with which the Company have significant business relationships. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Parent, the Company shall not:

                (a) adopt or propose any amendment to its articles of incorporation, its bylaws or comparable charter or organizational documents;

                (b) (i) except for the issuance of the Restricted Stock, issue, pledge or sell, or propose or authorize the issuance, pledge or sale of additional shares of capital stock of any class or any security convertible into or exercisable or any security convertible into or exercisable for capital stock of the Company, (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

                (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock (other than for the purpose of paying the Taxes of the Company or the Company Shareholders; provided, however, the amount of such Taxes shall have been demonstrated to Parent to its reasonable satisfaction), or purchase, redeem or otherwise acquire or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

                (d) split (including reverse split), combine, subdivide or reclassify any shares of its capital stock, or any of its other securities;

                (e) except for the issuances of the Restricted Stock, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, or pay any material benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing Company Contracts, which Company Contracts shall be interpreted and implemented in a manner consistent with past practice), or enter into or adopt any Employee Plan or any employment or severance agreement with, any director, officer or, except as it relates to the hiring of new non-management or non-professional level employees in the ordinary course of business, employee of the Company or establish, adopt, enter into, or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Employee Plan, except (i) to the extent required by applicable law or regulation, (ii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than executive officers of the Company, or (iii) as contemplated by this Agreement;

                (f) (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any Assets of the Company, other than Permitted Encumbrances (other than the sale of inventory or obsolete equipment in the ordinary course of business consistent with past practices, or (ii) acquire any real property, any other material Assets (other than supplies and raw materials) or any interest (including, without limitation, by merger, consolidation, lease or acquisition of stock or Assets) in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof);

                (g) (i) incur, assume or pre-pay any debt for borrowed money, other than amounts borrowed from existing credit facilities to pay Taxes of the Company and Company Shareholders in amounts reasonably satisfactory to Parent,
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances or capital contributions to, or investments in, any other Person or with respect to any other material Assets,
(iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity, (v) enter into any derivative contracts or make investments in marketable securities, or (vi) enter into any contract or agreement that would be a Company Contract other than in the ordinary course of business consistent with past practices;

                (h) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material Action relating to Taxes, amend any material Tax Return except in the ordinary course of business consistent with past practice, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending January 31, 2000;

                (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities to the extent reflected or reserved against in the Reference Balance Sheet;

                (j) waive any rights of substantial value or make any payment, direct or indirect, of any liability of the Company before the same comes due in accordance with its terms;

                (k) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, procure substantially similar substitute insurance policies which in all material respects provide coverage in at least such amounts and insure against such risks as are currently covered by such policies;

                (l) enter into, or amend any collective bargaining agreement (other than as required by law or extensions of existing agreements in the ordinary course of business);

                (m) change its methods of accounting as in effect on January 31, 2000 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP;

                (n) modify, amend or terminate any of the Company Contracts or waive, release or assign any material rights or claims thereunder;

                (o) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Affiliates of the Company which involves the transfer of consideration or has a financial impact on the Company, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed in Section 5.1(o) of the Company Disclosure Schedule;

                (p) close, shut down, or otherwise eliminate any facility or office;

                (q) materially exceed the Company's schedule of capital expenditures for the period commencing on the date hereof and ending on the Termination Date, a copy of which schedule is attached hereto as Schedule 5.1(q) of the Company Disclosure Schedule;

                (r) initiate, compromise, or settle any material litigation or arbitration proceeding;

                (s) dispose of, license or transfer to any Person any Proprietary Rights other than non-exclusive licenses in connection with the sale of the Company's products in the ordinary course of business consistent with past practice;

                (t) enter into or amend any agreement pursuant to which any other party is granted exclusive marketing, distribution or other exclusive rights of any type or scope with respect to any of the Company's products or technology;

                (u) take, or agree to commit to take, any action that could reasonably be expected to result in the (i) representations and warranties of the Company contained herein that are qualified by materiality, not to be true and correct and (ii) representations and warranties of the Company contained herein that are not so qualified to not be true and correct in all material respects; and

                (v) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                SECTION 5.2 S STATUS. The Company shall maintain its tax status as an S Corporation up to the day prior to the date of the Effective Time and the Company Shareholders shall not revoke or otherwise terminate the election of the Company to be treated as an S Corporation during such period.


                                   ARTICLE VI.
                              ADDITIONAL AGREEMENTS

                SECTION 6.1 FAIRNESS HEARING; 3(a)(10) EXEMPTION AND/OR REGISTRATION STATEMENT.

                (a) Subject to the provisions of Section 6.1(b) below, the issuance of the shares of Parent Common Stock to be issued in the Merger will be qualified by a permit (the "Permit") to be issued under Sections 25121 and 25142 of the California Securities Law, after a fairness hearing (the "Fairness Hearing") before the California Commissioner of Corporations pursuant to Section 25142 of the California Securities Law, with the intent that the issuance of the shares of Parent Common Stock in the Merger will, to the extent permitted by applicable law, thereby be exempt under Section 3(a)(10) of the Securities Act from the registration requirements of the Securities Act. As promptly as practicable after the date of this Agreement (but in no event later than fifteen
(15) Business Days after the date hereof), Parent (with the Company's full and prompt best efforts cooperation) will prepare and file with the California Department of Corporations (the "Department") an application for qualification of the shares of Parent Common Stock to be issued in the Merger and an application for the Fairness Hearing to be held in connection therewith (collectively, the "Permit Application"), and any other documents required by the California Securities Law in connection with the Merger, in each case with the Company's full and prompt cooperation. Parent and the Company will use their respective commercially reasonable best efforts to have the Permit issued under the California Law as promptly as practicable after such filing. Parent and the Company shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the shares of Parent Common Stock in the Merger. Each of Parent and the Company shall timely furnish to the other all information concerning Parent or the Company, as the case may be, its financial condition, its officers, directors, shareholders, option holders and other security holders, as may be reasonably requested in connection with any action contemplated by this Section 6.1. Parent will pay all expenses incurred with respect to the Permit Application or the Fairness Hearing, including, without limitation, (i) any filing fees or other fees payable to the Department with respect to the Permit Application and the Fairness Hearing and (ii) the costs of any court reporter or stenographer selected by Parent's counsel incurred in connection with the Permit Application and the Fairness Hearing; provided, however, Parent shall not pay any expenses incurred by the Company.

                (b) Notwithstanding the provisions of Section 6.1(a) above, if despite Parent's and the Company's respective commercially reasonable best efforts to obtain the Permit as a result of the Application and the Fairness
Hearing:

                        (i) the Department refuses to hold the Fairness Hearing, affirmatively denies the Permit Application and refuses to issue the Permit; or
(ii) the Permit has not been issued by the date which is sixty (60) days from the date hereof (the "Deadline Date"), as such date may be extended by mutual agreement of Parent and the Company;

then Parent will (A) use its commercially reasonable best efforts to cause to be filed a registration statement on Form S-4 (or an appropriate successor form) with the SEC (the "Registration Statement") registering the Issuable Parent Shares under the Act within thirty days of the Deadline Date (the "Registration Statement Filing Deadline"), which Registration Statement shall provide for the issuance of such Parent Common Stock, and (B) use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable after the Registration Statement Filing Deadline. All of the costs, fees and expenses related to the Registration Statement, including, without limitation, the legal fees of one counsel to the Company Shareholders (which fees shall not exceed $25,000), shall be for the account of Parent.

                (c) If despite Parent's and the Company's commercially reasonable best efforts to obtain the Permit as a result of the Application and Fairness Hearing or to register the Issued Parent Shares pursuant to the Registration Statement, then Parent and the Company shall use their commercially reasonable best efforts to qualify and register the offer or issuance of the Issuable Parent Shares under the Securities Act and in compliance with all requirements of state securities or other "blue sky" laws of any applicable jurisdiction.

                SECTION 6.2 COOPERATION; NOTICE; CURE. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and the Company shall confer on a regular and frequent basis with one or more Representatives of the other Party to report on the general status of ongoing operations. Each of Parent and the Company shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such Party, that causes or will cause any covenant or agreement of Parent or the Company, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Parent or the Company contained in this Agreement. The Company will notify promptly Parent of its becoming aware of any Action commenced or overtly threatened against the Company or any of its Affiliates relating to the consummation of the transactions contemplated hereby. No notice pursuant to this Section 6.2 will affect any representations or warranties, covenants, obligations, agreements or conditions set forth herein or otherwise affect any available remedies.

                SECTION 6.3 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of
Section 8.1, each of the Company and the Company Shareholders will not take, nor will the Company permit any of the Company's Representatives to (directly or indirectly), take any of the following actions with any Person other than Parent and its designees: (a) solicit, encourage or initiate any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any proposed Acquisition Proposal with the Company, (b) provide information with respect to the Company to any Person, other than Parent, relating to, or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Acquisition Proposal with the Company, (c) agree to, enter into a Contract with any Person, other than Parent, providing for, or approve an Acquisition Proposal with the Company, (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Acquisition Proposal with the Company other than by Parent, or
(e) authorize or permit any of the Company's Representatives to take any such action. Each of the Company and the Company Shareholders shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Acquisition Proposal. In addition to the foregoing, if the Company or any Company Shareholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, the Company or such Company Shareholder shall immediately notify Parent thereof and provide Parent with the details thereof, including the identity of the Person or Persons making such offer or proposal, and will keep Parent fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof; provided, however, that this provision shall not in any way be deemed to limit the obligations of the Company and its Representatives set forth in the previous sentence. Each of the Company and Parent acknowledge that this Section 6.3 was a significant inducement for Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration to be paid to the stockholders of the Company in the Merger or (ii) a failure to induce Parent to enter into this Agreement.

                SECTION 6.4 ACCESS TO INFORMATION. Upon reasonable notice, the Company shall afford to Parent and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and all other information concerning its business, Assets, personnel and tax status as Parent may reasonably request. Each of Parent and the Company shall hold any such information furnished to it by the other party or its Representatives, which is nonpublic, in confidence in accordance with the Confidentiality Agreement, dated as of October 13, 2000, between Parent and the Company (the "Confidentiality Agreement").

                SECTION 6.5 GOVERNMENTAL APPROVALS.

                (a) The Parties shall cooperate with each other and use their commercially reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the Parties shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective Representatives and other Affiliates to, file within 20 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Without limiting the foregoing, within 20 days from the date hereof, the Company and Parent shall make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act. The filing fee that is required to be submitted with the Company's and Parent's filing under the HSR Act in connection with the Merger shall be split evenly, by Parent and the Company. Parent and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent and the Company, as the case may be, and any of Parent's Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Parent and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other Party with copies of all correspondence between the Notifying Party or any of its Representatives and Governmental Entities with respect to Governmental Approvals.

                (b) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any approval needed from a Governmental

Entity will not be obtained or that the receipt of any such approval will be materially delayed. Parent and the Company shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

                (c) Notwithstanding the foregoing or any other provision of this Agreement, Parent shall have no obligation or affirmative duty under this
Section 6.5 to cease or refrain from the ownership of any Assets, or the association with any Person which association is material to the operations of Parent, whether on the date hereof or at any time in the future.

                SECTION 6.6 PUBLICITY. Parent and the Company shall consult with the other and obtain the prior written consent of the other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, provided that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule without the consent of the other Party.

                SECTION 6.7 INDEMNIFICATION.

                (a) From and after the Effective Time, Parent agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Company Indemnified Parties"), against any damages paid in settlement incurred in connection with any Action whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the CCC and its articles of incorporation or bylaws in effect on the date hereof to indemnify such Company Indemnified Party.

                (b) For a period of five years after the Effective Time, Parent shall (i) establish and maintain or shall cause the Surviving Corporation to establish and maintain a directors' and officers' liability insurance policy covering those Persons who are currently serving as the Company's directors and officers with such insurance policy having at least $10,000,000 worth of coverage and having a commercially reasonable scope; and (ii) assume the obligations with respect to indemnification existing at the Effective Time related to indemnification between the Company and its officers and directors under the Company's bylaws and articles of incorporation.

                (c) The provisions of this Section 6.7 are intended to be an addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their Representatives.

                SECTION 6.8 REORGANIZATION MATTERS.

                (a) The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of the Company, the Company Shareholders and Parent shall not take any action and shall not fail to take any action which action or failure to act could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368(a) of the Code.

                (b) Each of the Company, the Company Shareholders and Parent shall report the Merger as a reorganization within the meaning of Section 368 of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

                SECTION 6.9 FURTHER ASSURANCES AND ACTIONS.

                (a) Subject to the terms and conditions herein, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective commercially reasonable best efforts to obtain all permits and qualifications of Governmental Entities and parties to contracts with each Party as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement.

                (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all Assets, rights, approvals, immunities, franchises of any of the Parties, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

                SECTION 6.10 OBTAINING CONSENTS. Each of Parent and the Company shall give any notices to third parties and use their commercially reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (a) necessary to consummate the transactions contemplated hereby, (b) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or
(c) required to prevent a Material Adverse Effect on the Company or Parent from occurring prior to or after the Effective Time.

                SECTION 6.11 EMPLOYMENT AGREEMENTS. The Company shall cause each of the key employees of the Company identified on Exhibit D to enter into (a) an employment agreement with the Surviving Corporation in the form set forth on Exhibit E having the terms relating to such employee set forth on Exhibit D and
(b) a Confidentiality Agreement and Invention Assignment Agreement in substantially the form executed by each employee of Parent (other than that the invention assignment will include inventions from the date of hire of such employee by the Company). The Company shall cause each employee hired after the date hereof, and the Company shall use its commercially reasonable best efforts to cause each employee of the Company as of the date hereof, to enter into a Confidentiality Agreement and Invention Assignment Agreement in substantially the form executed by each employee of Parent.

                SECTION 6.12 RULE 16B-3 EXEMPTION. The Parent Board, upon approving the Merger but prior to the consummation of the Merger, shall approve, in such form as is required by Rule 16b-3 promulgated by the SEC under the Exchange Act, the deemed acquisition of shares of Parent Common Stock issued in connection with the Merger by the directors or officers of the Company, if any, who will be (a) exchanging Company Common Stock for Parent Common Stock, and (b) functioning as directors or officers of Parent following the Merger.

                SECTION 6.13 EMPLOYEE MATTERS. As soon as administratively practicable after the Effective Time (the "Benefits Date"), Parent shall provide, or cause to be provided, vacation and leave, employee benefit plans, programs and arrangements to the employees of the Company that are substantially the same in the aggregate as those made generally available to similarly situated employees of the Parent. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company), the Parent shall make commercially reasonable efforts to provide or cause to be provided, the vacation and leave, benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof. Each Company employee who continues to be employed by Parent or any of its Subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all services with the Company for all purposes, including without limitation, for eligibility to participate and vesting under any plans of the Parent for years of service with the Company (or, if applicable, predecessor entities) prior to the Effective Time. Parent shall make commercially reasonable efforts to cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to the Company participants in such plans and their eligible dependents and shall make commercially reasonable efforts to provide them with credit for any co-payments, deductibles, offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent plans in which they are eligible to participate after the Effective Time.

                SECTION 6.14 NON-COMPETITION/NON-SOLICITATION AGREEMENT. Prior to the Effective Time, the Principal Shareholder shall enter into a Non-Competition/Non-Solicitation Agreement with the Company in the form set forth on Exhibit F (a "Non-Competition Agreement").

                SECTION 6.15 EXPENSES. Except as otherwise expressly provided for herein, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of (including the fees and expenses of third parties) ("Expenses") incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be for the account of the respective Party incurring such fees and expenses; provided, however, that the Expenses incurred by the Company Shareholders shall be for the account of the Company. Section 6.15 of the Company

Disclosure Schedule sets forth an estimate of the Expenses to be incurred by the Company. Any Expenses exceeding such estimates shall be Excess Expenses.

                SECTION 6.16 THE COMPANY'S 2000 RESTRICTED STOCK PLAN. Prior to the Closing, the Company shall adopt a restricted stock plan which shall include a form of restricted stock agreement (the "2000 Restricted Stock Plan"), which plan shall be provided to Parent for review prior to its adoption and shall be in a form reasonably acceptable to Parent. The 2000 Restricted Stock Plan shall provide for grants ("Restricted Stock Grants") of restricted Company Common Stock ("Restricted Stock") to the employees, officers of directors of the Company set forth on Schedule 6.16 of the Company Disclosure Schedule in the amounts set forth on such schedule. The material terms of the 2000 Restricted Stock Plan and the Restricted Stock Grants are set forth on Schedule 6.16 of the Company Disclosure Schedule. Effective as of the Effective Time, Parent shall assume the Restricted Stock Plan and the Company's obligations with respect to the Restricted Stock Grants, the shares of the Company Common Stock subject to the Restricted Stock Grants shall be converted into shares of Parent Common Stock pursuant to Section 2.7(a) and such shares of Parent Common Stock shall be subject to all terms and conditions of the Restricted Stock Grants as in effect immediately prior to the Effective Time. Parent shall file, promptly after the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of Parent Common Stock to be issued upon the exchange of Restricted Stock for Parent Common Stock contemplated by Section 2.7(a).

                SECTION 6.17 TAX MATTERS. The Company Shareholders shall be responsible for timely filing all federal and state income tax returns of the Company for taxable periods ending on or prior to the Effective Time of the Merger and have paid or will pay all income taxes attributable to the income of the Company for such periods. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices. Parent and the Company, on the one hand, and the Company Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

                SECTION 6.18 401(K) PLAN AND SEVERANCE PLANS. Company and its Affiliates, as applicable, shall each terminate, effective as of the day immediately preceding the Effective Time: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans, unless Parent provides notice to Company that such 401(k) plan(s) shall not be terminated. Parent shall receive from Company evidence that Company's and each Affiliate's, as applicable, plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and reasonable approval of Parent), effective as of the day immediately preceding the Effective Time. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time. Parent shall pay such fees with respect to which Company provides a reasonable estimate up to $5,000.

                SECTION 6.19 LEASE AMENDMENT. Prior to the Effective Time, the Principal Shareholder shall enter into a First Amendment to Lease with the Company relating to the Company's facility at 4000 Via Pescador, Camarillo, California, in the form set forth on Exhibit H.


                                  ARTICLE VII.
                              CONDITIONS OF MERGER

                SECTION 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                (a) this Agreement and the Merger shall have been approved by the Company Shareholders in the manner required under the CCC and the articles of incorporation of the Company;

                (b) the waiting period (for extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated;

                (c) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction and no other legal restraint or prohibition shall be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the Parties shall use their commercially reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

                (d) no Government Entity shall have commenced proceedings, or overtly threatened to commence proceedings, to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date;

                (e) all filings required to be made prior to the Closing by any Party or any of its respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any Party or any of its respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such consents is not reasonably likely to have a Material Adverse Effect on Parent or Company, as the case may be, and could not reasonably be expected to subject the Parties or their Affiliates or any directors, trustees or officers of any of the foregoing to the risk of criminal liability;

                (f) the shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market, subject to official notice of issuance; and

                (g) Parent and the Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati and Latham & Watkins, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The Parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties of Parent and Merger Sub that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time;

                (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time;

                (c) the Company shall have received a certificate executed on behalf of Parent and Merger Sub by the Chief Executive Officer or Chief Financial Officer of Parent to the effect set forth in clauses (a) and (b) of this Section 7.2; and

                (d) (i) the Permit shall have been issued by the California Commissioner of Corporations and shall remain in full force and effect or (ii) the Registration Statement shall have been declared effective by the SEC and shall remain in full force and effect.

                SECTION 7.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                (a) each of the representations and warranties of the Company and the Company Shareholders contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties of the Company and the Company Shareholders that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time;

                (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

                (c) Parent shall have received a certificate executed on behalf of the Company by the Chief Executive Officer of the Company to the effect set forth in clauses (a), (b), (g) and (h) of this Section 7.3;

                (d) the Company Shareholders (other than David Biddle) shall have entered into a Lock-Up Agreement in the form attached hereto as Exhibit G;

                (e) each of the individuals set forth on Exhibit D shall have executed and delivered to Parent a Non-Competition Agreement and such Non-Competition Agreement shall be in full force and effect;

                (f) no Company Shareholder shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger;

                (g) there shall have not occurred any events, facts or circumstances that could reasonably be expected to result in a Material Adverse Effect on the Company since the date hereof; and

                (h) no litigation or proceeding shall be pending or, to the Knowledge of the Company, currently threatened, that could reasonably be expected to result in a Material Adverse Effect on the Company since the date hereof.


                                  ARTICLE VIII.
                        TERMINATION, AMENDMENT AND WAIVER

                SECTION 8.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

                (a) by mutual written consent of each of Parent and the Company;

                (b) by either the Company or Parent, if the Effective Time shall not have occurred on or before the date which is ninety (90) days from the date hereof, provided that either Party may elect to extend such date to the date which is one hundred and eighty (180) days from the date hereof in the event the only conditions to the Parties obligation to proceed to the Closing that remain unsatisfied as of such date are those conditions described in Sections 7.1(b) and (d) or Section 7.2(d) (the "Termination Date"); provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Termination Date;

                (c) by either the Company or Parent, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if the terminating Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

                (d) by either the Company or Parent, if there shall have been a material breach by the other of any of its (i) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by Parent) or Section 7.3(a) (in the case of a breach by the Company), or
(ii) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in
Section 7.2(b) (in the case of a breach by Parent) or Section 7.3(b) (in the case of a breach by the Company), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Party alleged to be in breach, provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any Party who is also in material breach of this Agreement; or

                (e) by Company if (i) the difference of (A) $600,000,000 less
(B) the amount of the Excess Expenses, divided by (ii) the Average Stock Price as of the Closing Date (the "Termination Share Number") exceeds 11,275,168; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if Parent agrees to substitute the Termination Share Number for the original number of Issuable Parent Shares.

                SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability under the terms of the Agreement on the part of any Party hereto; provided, however, that no such termination shall relieve any party hereto from any liability for breach of this Agreement.


                                   ARTICLE IX.
                          SURVIVAL AND INDEMNIFICATION

                SECTION 9.1 SURVIVAL OF REPRESENTATIONS, ETC. The representations and warranties of the Company contained in Sections 3.1, 3.4, the first two sentences of Section 3.10(b), and 3.16, the representations and warranties of the Company Shareholders contained in Section 3A.1 and the representations and warranties of Parent and Merger Sub contained in Sections
4.1 and 4.3 shall survive the Closing Date and shall terminate only when the applicable statutes of limitations with respect to the liabilities in question expire. All other representations and warranties of the Parties contained herein shall survive the Closing Date and shall terminate twelve (12) months after the Closing Date. Upon the termination of a representation or warranty in accordance with the foregoing, such representation or warranty shall have no further force or effect for any purpose under this Agreement, including
Section 9.2 hereof, except to the extent a claim was made prior to the termination of such representation or warranty.

                SECTION 9.2 INDEMNIFICATIONS.

                (a) By the Company Shareholders. The Company Shareholders shall indemnify Parent and its Representatives and Affiliates, and hold each of them harmless from and against any and all Damages incurred by any of them in connection with, arising out of, or resulting from (i) any breach of any representation or warranty made by Company or the Company Shareholders in this Agreement or any Ancillary Agreement, including, without limitation, the inaccuracy, if any, of the officer's certificate delivered pursuant to Section 7.3(c) (ignoring qualifications or limitations based on knowledge, materiality or Material Adverse Effect); or (ii) any failure by Company or the Company Shareholders to perform in a timely manner any agreement, covenant or obligation of Company or the Company Shareholders pursuant to this Agreement or any Ancillary Agreement.

                (b) By Parent. Parent shall indemnify the Company and the Company Shareholders and their respective Representatives and Affiliates, and hold each of them harmless from and against any and all Damages incurred by any of them in connection with, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by Parent or Merger Sub in this Agreement or (ii) any failure by Parent or Merger Sub to perform in a timely manner any agreement, covenant or obligation of Parent or Merger Sub pursuant to this Agreement.

                (c) Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder (the "Indemnified Party") against the party from whom indemnification is claimed (the "Indemnifying Party"), the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within ten (10) business days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. Notwithstanding the foregoing, a Claim Notice that relates to a representation or warranty that is subject to a survival period set forth in Section 9.1 must be made within such survival period, whether or not the Indemnifying Party is prejudiced by any failure to give the Claim Notice. The Claim Notice shall describe in reasonable detail the nature of the Claim, including an estimate of the amount of Damages that have been or may be suffered or incurred by the Indemnified Party attributable to such Claim, the basis of the Indemnified Party's request for indemnification under the Agreement and all information in the Indemnified Party's possession relating to such Claim. After receipt of such Claim Notice, the Indemnifying Party shall be entitled, if it so elects and acknowledges its obligation to indemnify the Indemnified Party, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action and (ii) to employ and engage attorneys of its own choice to handle and defend the same; provided, however, that in any event the Indemnified Party may participate in such defense at its own expense. If the Indemnifying Party fails to assume the defense of such Claim within ten (10) business days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnifying Party if the Indemnified Party establishes that the conduct of its defense by the Indemnifying Party would reasonably be likely to prejudice materially the Indemnified Party due to a conflict of interest between the Indemnified Party and the Indemnifying Party; provided however, that in such event the Indemnifying Party may participate in such defense at its own expense.

                (d) Settlement. In the event that the Indemnified Party settles any Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no further indemnification obligations under this
Section 9.2 with respect to such Claim; provided, however, that if the Indemnifying Party refuses to defend or otherwise handle such Claim and it is subsequently determined that the Indemnifying Party is or was obligated to defend or indemnify the Indemnified Party with respect to such Claim, then the Indemnifying Party shall remain obligated with respect to such settlement amount. If the Indemnifying Party shall control the defense of any such Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a Claim or ceasing to defend such Claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement or cessation does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Claim.

                (e) Mitigation. Each Indemnified Party shall have an obligation to mitigate Damages under this Agreement, and to that end each party shall use its reasonable efforts and shall consult and cooperate with each other with a view towards mitigating claims, losses, liabilities, Damages, deficiencies, costs and expenses that may give rise to claims for indemnification under this
Section 9.2.

                (f) Cooperation. In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the Parties hereto agree to cooperate and use reasonable efforts to vigorously defend against and respond thereto and make available to each other such personnel, witnesses, books, records, documents or other information within its control that are necessary or appropriate for such defense (except for trade secrets and such items which may not be made available pursuant to a court order or similar Action); provided that, subject to Section 9.2(c), the Indemnifying Party shall reimburse the Indemnified Party for its out-of-pocket expenses incurred in connection therewith.

                (g) Satisfaction of Indemnity Claims by Parent and Merger Sub. Except for Claims by Parent and/or Merger Sub related to (i) fraud or willful misconduct by the Company or any Company Shareholder (as and to the extent such fraud relates to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby), (ii) the representation and warranty related to Taxes made in Section 3.16 and (iii) the Company Shareholders' title to the Company Common Stock, the exclusive remedy for Claims by Parent or Merger Sub pursuant to this Section 9.2 shall be recourse to the Escrow Shares pursuant to the terms and conditions set forth in the Escrow Agreement. The Company Shareholders shall not have any liability under this Agreement of any sort whatsoever in excess of the Escrow Shares for breach by the Company of any of its representations or warranties contained in this Agreement, the Ancillary Agreements or in any other instrument or document required to be delivered pursuant to this Agreement in connection herewith, except for Claims by Parent and/or Merger Sub related to (i) fraud or willful misconduct by the Company or any Company Shareholder (as and to the extent such fraud relates to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby), (ii) the representation and warranty related to Taxes made in Section
3.16 and (iii) the Company Shareholders' title to the Company Common Stock. In the event of such a fraudulent or willful breach, Parent shall have all remedies available at law or in equity (including for tort) with respect to such breach. For purposes of satisfying indemnity claims pursuant to this Section 9.2, each of the Escrow Shares shall be valued at the Average Stock Price as of the Closing Date.

                SECTION 9.3 LIMITATIONS ON INDEMNITY.

                (a) Deductible. No Indemnified Party shall be entitled to indemnification by an Indemnifying Party pursuant to this Article IX unless and until the aggregate amount of Damages arising out of the Claims of such Indemnified Party against such Indemnifying Party exceeds $750,000.00. Once the aggregate amount of Damages arising out of the foregoing Claims exceeds $750,000.00, the Indemnified Party shall be entitled to indemnification for all Damages incurred in excess of such $750,000.00.

                (b) Maximum Liability of the Company Shareholders. Except for Claims by Parent and/or Merger Sub related to (i) fraud or willful misconduct by the Company or any Company Shareholder (as and to the extent such fraud or willful misconduct relates to this Agreement, the Ancillary Agreement or the transactions contemplated hereby or thereby), (ii) the representation and warranty related to Taxes made in Section 3.16 and (iii) the Company Shareholders' title to the Company Common Stock, the maximum aggregate amount of Damages for which the Company Shareholders shall be liable for Claims by Parent or Merger Sub pursuant to Section 9.2(a) (as to all of which such liability shall be several) shall be limited to the Escrow Shares. For Claims by Parent and/or Merger Sub related to (i) fraud or willful misconduct by the Company or any Company Shareholder (as and to the extent such fraud relates to the Merger),

(ii) the representation and warranty related to Taxes made in Section 3.16 and
(iii) the Company Shareholders' title to the Company Common Stock, the maximum aggregate amount of Damages for which the Company Shareholders shall be liable shall be limited to the value of the Closing Merger Consideration (which, for purposes of the calculation of the value thereof for this purpose, shall be valued at the Average Stock Price as of the Closing Date).

                (c) Individual Liability. Notwithstanding any other provision set forth in this Agreement, no Company Shareholder shall be liable for Damages arising from Claims for an amount greater than the pro rata share of the Merger Consideration received by such Company Shareholder, except in the event of fraud or willful misconduct on the part of such Company Shareholder.

                (d) No Consequential Damages. In no event shall any Party be liable for any incidental, consequential, indirect or special losses or damages (including, without limitation, lost profits, lost revenues and loss of business), whether foreseeable or not, whether occasioned by any failure to perform or the breach of any representation, warranty, covenant or other obligation under this Agreement for any cause whatsoever, except in the event that such losses or damages are awarded in connection with a Claim by a Third Party.

                SECTION 9.4 INSURANCE PROCEEDS. With respect to any Claim required to be indemnified pursuant to this Agreement, so long as the Indemnifying Party has complied with its indemnification obligations on such Claim, (a) to the extent possible, the Indemnified Party shall take reasonable steps to insure that the Indemnifying Party obtains the benefits of such policy, including (i) by reducing the recourse to the Escrow Shares by any applicable proceeds under any insurance policy which covers the matter which is the subject of the indemnification and (ii) providing any notices as required under such policy; provided, however, that the failure to take such steps shall not relieve the Indemnifying Party of its indemnification obligations; and (b) if the Indemnified Party receives insurance proceeds with respect to any Damages paid by the Indemnifying Party, then the Indemnified Party shall (i) if the Indemnifying Party paid the Indemnified Party in cash, reimburse the Indemnifying Party in an amount equivalent to such proceeds up to the amount actually paid by the Indemnifying Party, or (ii) if the Indemnified Party received Escrow Shares as compensation for Damages, restore the number of Escrow Shares to the Escrow in an amount equivalent to such proceeds up to the number of Escrow Shares received.

                SECTION 9.5 EXCLUSIVE REMEDY. The rights of Parent under Section
9.2 shall be the exclusive remedy of Parent with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of the Company and the Company Shareholders contained herein, except in the case of fraud or willful misconduct. The rights of the Company and the Company Shareholders under Section 9.2 shall be the exclusive remedy of the Company and the Company Shareholders with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Parent and Merger Sub contained herein, except in the case of fraud or willful misconduct. In the event of fraud or willful misconduct, each Party shall have all remedies available at law or in equity (including for tort) with respect to such breach. Except as expressly set forth in this Agreement, neither the Company nor the Company

Shareholders nor any of their respective Representatives or Affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this Agreement.


                                   ARTICLE X.
                               GENERAL PROVISIONS

                SECTION 10.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

               If to Parent, Merger Sub or the Company (post-Closing):

                      New Focus, Inc.
                      2630 Walsh Avenue
                      Santa Clara, California 95051
                      Attention: President
                      Fax No.:   (408) 980-8883

               with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      One Market, Spear Tower
                      San Francisco, California 94105
                      Attention: Steve L. Camahort, Esq.
                      Fax No.: (415) 947-2099

               with an additional copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention: Alisande Rozynko, Esq.
                      Fax No.: (650) 493-6811

               If to the Company, the Company Shareholders or the Company Shareholder Representative (pre-Closing):

                      JCA Technology, Inc.
                      4000 Via Pescador
                      Camarillo, California 93012
                      Attention:  James Chao
                      Fax No.:   (805) 987-6990

               with a copy to:

                      Latham & Watkins
                      633 West Fifth Street
                      Los Angeles, California 90071
                      Attention: James Beaubien, Esq.
                      Fax No.:   (213) 891-8763

               If to the Company Shareholders or the Company Shareholder Representative (post-Closing):

                      James Chao
                      P.O. Box 147
                      Camarillo, California 93011-0147

               with a copy to:

                      Latham & Watkins
                      633 West Fifth Street
                      Los Angeles, California 90071
                      Attention: James Beaubien, Esq.
                      Fax No.:   (213) 891-8763

                SECTION 10.2 SEVERABILITY. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                SECTION 10.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), together with the Ancillary Agreements and the Confidentiality Agreement, constitute the entire agreement among the

Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties.

                SECTION 10.4 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                SECTION 10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of California without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction. Each of the Parties submits to the exclusive jurisdiction of the state and federal courts of the United States located in the County of Los Angeles, California with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

                SECTION 10.6 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the Parties.

                SECTION 10.7 WAIVER. At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                SECTION 10.8 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                SECTION 10.9 SPECIFIC PERFORMANCE. Each of the Parties hereto acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any Action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity.

                SECTION 10.10 ATTORNEYS' FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi judicial relief in connection with this Agreement, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorneys' fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post judgment or post award proceeding including without limitation one to enforce any judgment or award resulting from such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys' fees.

                SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                SECTION 10.12 ANTIDILUTION. Any reference to a specific number of Parent Common Shares contained herein (including such numbers obtained by the application of a formula after the date hereof) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.



                             Signature page follows.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

"Parent"                                    "Merger Sub"

NEW FOCUS, INC.                             JCA ACQUISITION CORPORATION


By:                                         By:
   ---------------------------------           ---------------------------------
    Name:                                      Name:
    Title:                                     Title:

"Company"                                   "Principal Shareholder"

JCA TECHNOLOGY, INC.
                                            By:
                                               ---------------------------------
                                               Name:     James Chao

By:
   ---------------------------------
    Name:  James Chao
    Title: Chief Executive Officer
    "Company Shareholders"


JAMES CHAO AND JOANNE CHAO AS
    TRUSTEES OF THE CHAO FAMILY
    TRUST DATED JUNE 8, 2000

                                            By:
                                               ---------------------------------
                                               Name:  Justin Chao
By:
   ---------------------------------
   Name:  James Chao
   Title: Trustee                           By:
                                               ---------------------------------
                                               Name:  Janna Chao

By:
   ---------------------------------
   Name:  Joanne Chao                       By:
   Title: Trustee                              ---------------------------------
                                               Name:  Jerad Chao


                                            By:
                                               ---------------------------------
                                               Name:  David Biddle



                                                  (Agreement and Plan of Merger)

                                    EXHIBIT A


                              Company Shareholders

                                    EXHIBIT B


                            Form of Support Agreement

                                    EXHIBIT C


                            Form of Escrow Agreement

                                    EXHIBIT D



                       Schedule of Key Employees and Terms

                                    EXHIBIT E



                          Form of Employment Agreement

                                    EXHIBIT F



               Form of Non-Competition/Non-Solicitation Agreement

                                    EXHIBIT G



                            Form of Lock-up Agreement

                                    EXHIBIT H



                        Form of First Amendment to Lease

                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
ARTICLE I. DEFINITIONS.......................................................................3


ARTICLE II. THE MERGER......................................................................13

        Section 2.1   The Merger............................................................13
        Section 2.2   Closing and Closing Date..............................................13
        Section 2.3   Effective Time........................................................14
        Section 2.4   Effects of the Merger.................................................14
        Section 2.5   Articles of Incorporation; Bylaws.....................................14
        Section 2.6   Directors and Officers................................................14
        Section 2.7   Conversion of Securities..............................................14
        Section 2.8   Fractional Interests..................................................16
        Section 2.9   Surrender of Shares of Company Common Stock; Stock Transfer
                      Books.................................................................16
        Section 2.10  Authorization to Act on behalf of Merger Sub and the Company..........17
        Section 2.11  Lost, Stolen or Destroyed Certificates................................17
        Section 2.12  Withholding Rights....................................................17
        Section 2.13  Dissenting Shares.....................................................18
        Section 2.14  Escrow Shares.........................................................18
        Section 2.15  Company Shareholder Representative....................................19

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
                 SHAREHOLDER................................................................21

        Section 3.1   Organization, Good Standing and Qualification.........................21
        Section 3.2   Capitalization........................................................21
        Section 3.3   Subsidiaries; Interests in Other Entities.............................22
        Section 3.4   Authorization.........................................................22
        Section 3.5   No Conflict; Required Filings and Consents............................23
        Section 3.6   Proprietary Rights....................................................23
        Section 3.7   Litigation............................................................25
        Section 3.8   Compliance with Other Instruments.....................................25
        Section 3.9   Corporate Documents...................................................25
        Section 3.10  Property..............................................................25
        Section 3.11  Contracts.............................................................26
        Section 3.12  Financial Information.................................................27
        Section 3.13  Absence of Certain Changes............................................27
        Section 3.14  Compliance with Laws; No Defaults.....................................29
        Section 3.15  Environmental Matters.................................................29
        Section 3.16  Taxes.................................................................30
        Section 3.17  Employee Benefit Plans................................................32
        Section 3.18  Affiliate Transactions................................................34
        Section 3.19  Brokers...............................................................35

        Section 3.20  No Other Agreements to Sell the Company or its Assets; No
                      Existing Discussions..................................................36
        Section 3.21  Insurance.............................................................36
        Section 3.22  Permits...............................................................36
        Section 3.23  Restrictions on Business Activities...................................37
        Section 3.24  Major Customers and Suppliers.........................................37
        Section 3.25  Sufficiency of Assets.................................................38
        Section 3.26  No Undisclosed Liabilities............................................38

ARTICLE IIIA.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS.................39

        Section 3A.1  Individual Status; Authorization; Delivery............................39
        Section 3A.2  Title.................................................................39
        Section 3A.3  No Brokers............................................................40
        Section 3A.4  No Breach.............................................................40

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........................40

        Section 4.1   Organization and Qualification........................................40
        Section 4.2   Capitalization........................................................41
        Section 4.3   Authorization.........................................................41
        Section 4.4   No Conflict; Required Filings and Consents............................41
        Section 4.5   SEC Documents.........................................................42
        Section 4.6   Absence of Certain Changes............................................42
        Section 4.7   Brokers...............................................................42
        Section 4.8   Interim Operation of Merger Sub.......................................43

ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER...........................................43

        Section 5.1   Conduct of Business of the Company Pending the Merger.................43
        Section 5.2   S Status..............................................................46

ARTICLE VI. ADDITIONAL AGREEMENTS...........................................................46

        Section 6.1   Fairness Hearing; 3(a)(10) Exemption and/or Registration
                      Statement.............................................................46
        Section 6.2   Cooperation; Notice; Cure.............................................48
        Section 6.3   No Solicitation.......................................................48
        Section 6.4   Access to Information.................................................49
        Section 6.5   Governmental Approvals................................................49
        Section 6.6   Publicity.............................................................50
        Section 6.7   Indemnification.......................................................50
        Section 6.8   Reorganization Matters................................................51
        Section 6.9   Further Assurances and Actions........................................51
        Section 6.10  Obtaining Consents....................................................51
        Section 6.11  Employment Agreements.................................................52
        Section 6.12  Rule 16b-3 Exemption..................................................52
        Section 6.13  Employee Matters......................................................52

        Section 6.14  Non-Competition/Non-Solicitation Agreement............................53
        Section 6.15  Expenses..............................................................53
        Section 6.16  The Company's 2000 Restricted Stock Plan..............................53
        Section 6.17  Tax Matters...........................................................53
        Section 6.18  401(k) Plan and Severance Plans.......................................54
        Section 6.19  Lease Amendment.......................................................54

ARTICLE VII. CONDITIONS OF MERGER...........................................................54

        Section 7.1   Conditions to Obligation of each Party to Effect the Merger...........54
        Section 7.2   Conditions to Obligations of the Company to Effect the Merger.........55
        Section 7.3   Conditions to Obligations of Parent and Merger Sub to Effect
                      the Merger............................................................56

ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER.............................................57

        Section 8.1   Termination...........................................................57
        Section 8.2   Effect of Termination.................................................58

ARTICLE IX. SURVIVAL AND INDEMNIFICATION....................................................58

        Section 9.1   Survival of Representations, Etc......................................58
        Section 9.2   Indemnifications......................................................58
        Section 9.3   Limitations on Indemnity..............................................61
        Section 9.4   Insurance Proceeds....................................................62
        Section 9.5   Exclusive Remedy......................................................62

ARTICLE X. GENERAL PROVISIONS...............................................................63

        Section 10.1  Notices...............................................................63
        Section 10.2  Severability..........................................................64
        Section 10.3  Entire Agreement; Assignment..........................................64
        Section 10.4  Parties in Interest...................................................65
        Section 10.5  Governing Law.........................................................65
        Section 10.6  Amendment.............................................................65
        Section 10.7  Waiver................................................................65
        Section 10.8  Headings..............................................................65
        Section 10.9  Specific Performance..................................................65
        Section 10.10 Attorneys' Fees.......................................................66
        Section 10.11 Counterparts..........................................................66
        Section 10.12 Antidilution..........................................................66






Exhibits

    Exhibit A    Company Shareholders
    Exhibit B    Form of Support Agreement
    Exhibit C    Form of Escrow Agreement
    Exhibit D    Schedule of Key Employees and Terms
    Exhibit E    Form of Employment Agreement
    Exhibit F    Form of Non-Competition/Non-Solicitation Agreement
    Exhibit G    Form of Lock-up Agreement
    Exhibit H    Form of First Amendment to Lease

    Company Disclosure Schedule